As filed with the Securities and Exchange Commission on April 17, 2008

File No. 333-149168

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Entertainment & Media Holdings Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1856336 (I.R.S. Employer Identification Number)

1325 Avenue of the Americas
New York, New York 10019
(212) 786-6130
(Address, including zip code, and
telephone number, including area
code, of registrant’s principal
executive offices)

Mark J. Piegza
President and Secretary
Global Entertainment & Media Holdings Corporation
1325 Avenue of the Americas
New York, New York 10019
(212) 786-6130
(Name, address, including zip
code, and telephone number,
including area code, of agent for service)

Copies to:

Kenneth A. Lefkowitz, Esq. Gary J. Simon, Esq. Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 (212) 837-6000 (212) 422-4726—Facsimile	Samir A. Gandhi, Esq. James O’Connor, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated April  , 2008

PROSPECTUS

15,000,000 Units
Global Entertainment & Media Holdings Corporation
Common Stock and Warrants

Global Entertainment & Media Holdings Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to focus initially on businesses in the entertainment and media and related industries, but we may pursue opportunities in other industries. Although our search will be primarily focused on businesses in North America, we may consider businesses outside of North America. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by, any prospective target business or had any discussions, formal or otherwise, with respect to a business combination or taken any direct or indirect measures to locate a specific target business or consummate a business combination.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit will be offered at a price of $10.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our consummation of our initial business combination and  , 2009 [one year from the date of this prospectus], and will expire on  , 2013 [five years from the date of this prospectus], or earlier upon redemption by us, in which case we will have the option to require all holders that wish to exercise their warrants prior to redemption to do so on a cashless basis.

Ronald C. Bernard, Jules Haimovitz, Edward D. Horowitz, Mark J. Piegza, John J. Sie, Shapiro Media Ventures LLC and Nicholas Toms are our sponsors and, collectively, are the holders of 4,096,884 out of our 4,312,500 units outstanding on the date of this prospectus. Our independent directors will be the holders of our remaining units outstanding on the date of this prospectus that are not held by our sponsors. Shares of our common stock included in the units purchased by our sponsors and independent directors prior to the completion of this offering will have no right to liquidating distributions in the event we fail to consummate our initial business combination. Our sponsors and independent directors have agreed that their initial securities will not be sold or transferred, except to permitted transferees and subject to certain other exceptions, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, until one year after we have consummated our initial business combination.

Our sponsors will also agree to purchase an aggregate of 3,750,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $3,750,000 in a private placement immediately prior to the completion of this offering. We refer to these warrants as the private placement warrants. The proceeds from the sale of the private placement warrants will be deposited in the trust account and will be part of the funds distributed to our public stockholders in the event we are unable to consummate our initial business combination as described in this prospectus. Our sponsors will also agree that the private placement warrants will not be sold or transferred, except to permitted transferees, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, until after we have consummated our initial business combination.

We have granted the underwriters a 30-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any.

There is currently no public market for our units, common stock or warrants. Application has been made to list the units on the American Stock Exchange, or the AMEX, under the symbol GEH.U on or promptly after the date of this prospectus. The shares of common stock and warrants included in the units being sold in this offering will each begin separate trading five business days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise of such option in full by the underwriters. Once such separate trading begins, we anticipate that the shares of common stock and warrants will be listed on the AMEX under the symbols GEH and GEH.WS, respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 30 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(2)	$.70	$10,500,000
Proceeds, before expenses, to us	$9.30	$139,500,000

(1)

The underwriters have an option to purchase up to an additional 2,250,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, will be $172,500,000, $12,075,000 and $160,425,000, respectively. See the section entitled “Underwriting” on page 132 of this prospectus.

(2)

Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in a trust account maintained by American Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to (i) all of those units if our initial business combination meeting the criteria described herein does not occur prior to  , 2010 and (ii) those units as to which the shares of common stock included in such units have been converted into cash by public stockholders who both voted against our initial business combination that was approved and consummated and exercised their conversion rights. See “Underwriting—Discounts and Commissions.”

Of the net proceeds we receive from this offering and the proceeds from the sale of the private placement warrants, $147,915,470 (or $169,627,970 if the underwriters’ over-allotment option is exercised in full) will be deposited in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters are not receiving any discounts or commissions with respect to the sale of the private placement warrants.

We are offering the units for sale on a firm-commitment basis. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the sole book-running manager of this offering. The underwriters expect to deliver the units to investors in this offering on or about  , 2008.

Sole Book-Running Manager

Merrill Lynch & Co.

Morgan Joseph & Co. Inc.	Ladenburg Thalmann & Co. Inc.

    The date of this prospectus is  , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option. In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act. You will not be entitled to protection normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 30 of this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” or “our company” refer to Global Entertainment & Media Holdings Corporation;

•

the term “business combination,” as used in this prospectus, means a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination by us with one or more businesses or assets;

•

the terms “initial holders” and “sponsors” refers to Ronald C. Bernard, Jules Haimovitz, Edward D. Horowitz, Mark J. Piegza, John J. Sie, Shapiro Media and Nicholas Toms as the initial holders of our initial units;

•	the term “Shapiro Media” refers to Shapiro Media Ventures LLC;

•	the term “existing holders” refers to our sponsors, our directors and all other persons or entities that own any of our initial securities immediately prior to the completion of this offering; and

•

the term “public stockholder” refers to those holders of shares of common stock included in the units being sold in this offering (whether they are purchased in this offering as units or as units or shares of common stock included in such units in the secondary market), including, to the extent applicable, our existing holders; provided that the existing holders shall be treated as public stockholders solely with respect to those securities purchased in this offering.

Overview

We are a blank check company formed under the laws of the State of Delaware on January 22, 2008. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, with one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination. We intend to focus initially on businesses and assets in the media and entertainment and related industries, but we may pursue opportunities in other industries. Although our search will be primarily focused on businesses in North America, we may consider businesses outside of North America. We have not identified any specific countries, other than the United States, in which we intend to pursue target businesses. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate.

The media, entertainment and related industries encompass those companies which manage, create, produce, own, distribute and/or market entertainment and information content, products, communications and services to both domestic and international audiences and customers. The media and entertainment industry represents a large and expanding segment of the United States economy.

The rapid growth in these industries has been driven by the introduction of new technologies, distribution systems and the expansion of domestic and international markets. The latter part of the 20th century witnessed the introduction and widespread consumer acceptance of cable television, home video, video-games, compact discs, and the Internet. The beginning of the 21st century has witnessed the emergence of next-generation technologies and the convergence of platforms which have significantly strengthened growth opportunities for television content distribution through direct broadcast satellite and digital cable, video-game consoles, Internet, mobile and home video.

This market is also in transition as digital distribution is growing rapidly, not only playing an important role in conjunction with traditional distribution channels, but maturing into a new medium unto itself. We believe that spending growth in the media and entertainment industries during the next five years will be generated through harnessing new technologies, such as online and wireless, which will enable new content creation and distribution opportunities. We believe that the core strength of our management team is the ability to recognize the potential to create incremental value in assets that will play a role in this technological evolution. Our management intends to utilize its expertise in creating value with a large array of media assets that have historically been under- exploited.

Our Team

We will seek to capitalize on the significant experience of our executive officers, special advisor and directors in identifying and consummating our initial business combination. Each member of our team has extensive and relevant experience in the media, entertainment or related industries as a senior executive, business consultant, investment banker or entrepreneur.

Jules Haimovitz, Chairman and Chief Executive Officer. Mr. Haimovitz has 37 years of operating experience in the media and entertainment industry. Between July 2002 and July 2007, he was the Vice Chairman and Managing Partner of Dick Clark Productions. Prior to joining Dick Clark, Mr. Haimovitz was President of MGM Networks, Inc. and had also served as special consultant to the Chairman and CEO of Metro-Goldwyn-Mayer, Inc. From 1997-1999, Mr. Haimovitz was President and Chief Operating Officer of King World Productions Inc., the leading worldwide distributor of first-run syndicated programming such as Wheel of Fortune, Jeopardy! and The Oprah Winfrey Show. In 1993, he was appointed Chief Executive Officer of ITC Entertainment Group, which was later sold to PolyGram N.V. in 1995. He continued to serve as ITC’s Chief Executive Officer until 1997, overseeing the integration of ITC into PolyGram. Previously, he was President and Chief Operating Officer of Spelling Entertainment Inc., which was formed when he led a team that acquired Worldvision Enterprises Inc. and Laurel Entertainment Inc. and merged them with Aaron Spelling Productions Inc. Mr. Haimovitz served in that capacity until 1992, when the combined company was sold to American Financial Corp. Prior to Spelling Entertainment, Mr. Haimovitz held numerous senior executive positions at Viacom Inc. Mr. Haimovitz began his career with ABC Television in 1971. He currently serves on the Board of Directors of Blockbuster Inc., Infospace, Inc., TVN Entertainment and ImClone Systems Incorporated and, over the course of his career, has also served on the Board of Directors of DIVA Systems Corp., Video Jukebox Network Inc., Spelling Entertainment, Orion Pictures Corporation, Showtime, The Movie Channel and Lifetime. Mr. Haimovitz also currently serves on the Board of the Brooklyn College Foundation.

Ronald C. Bernard, Chief Financial Officer and Treasurer. Mr. Bernard has 30 years of experience in the entertainment, sports and media industries in both operating and financial capacities. Since January 2003, he has been the President of LWB Consulting and has been working with a number of private equity investors in identifying and acquiring media properties. From 2000 to 2003, Mr. Bernard was CEO of Sekani, Inc., a media licensing and digital asset management company, that was sold to Corbis, Inc. Between 1993 and 2000, Mr. Bernard was President of NFL Enterprises, the media business division of the National Football League and, prior to that, he held a number of senior level positions at Viacom Inc., including serving as Corporate Treasurer. He also held senior executive positions at a number of Viacom subsidiaries, such as Showtime Networks, where he was Chief Financial Officer and Executive Vice President of Operations, and President of

Viacom Network Enterprises, where he was responsible for developing the pay-per-view and satellite television distribution businesses, as well as numerous cable networks. Mr. Bernard currently serves on the Advisory Board of the Sports Management Program at Syracuse University and also as a Director of Mentor, Inc., the Lauri Strauss Leukemia Foundation and the Sports and Entertainment Academy at the Kelley School of Business, Indiana University.

Mark Piegza, President and Secretary. Mr. Piegza has 16 years of investment banking experience in the technology, media and telecommunications industries, over which time he has developed senior relationships across a broad range of sectors and companies and has executed a variety of transactions, including public and private offerings of debt and equity, merchant banking transactions, mergers, acquisitions, divestitures and restructurings. Since February 2008, Mr. Piegza has been the President of Convergence Advisors LLC, which provides advisory services to clients in the technology, media and telecommunications industries. Mr. Piegza was a Managing Director in the Technology, Media & Telecommunications Group, and its predecessor, at Banc of America Securities from February 2003 until October 2007. At Banc of America Securities, Mr. Piegza had global responsibility for the satellite sector and was also responsible for coverage of accounts in several other sub-sectors, including cable, diversified entertainment and sports. Prior to joining Banc of America Securities, Mr. Piegza was an Executive Director in UBS’s Media Group, focused on the satellite and broadband sectors. Prior to joining UBS, Mr. Piegza worked in the Media & Telecom Group, in New York and Hong Kong, of Donaldson, Lufkin & Jenrette from 1993 to 2000 and Credit Suisse First Boston (after its acquisition of Donaldson, Lufkin & Jenrette) from 2000 to 2001. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Piegza worked in the Mergers & Acquisitions Group at Citibank and had previously started his investment banking career in 1989 in the Mergers & Acquisitions Group at Drexel Burnham Lambert.

Edward D. Horowitz, Special Advisor. Mr. Horowitz has 38 years of operating and consulting experience in the technology, media and telecommunications industries. Since May 2005, Mr. Horowitz has been the President and CEO of SES AMERICOM, a market-leading satellite operator, and a member of the Executive Committee of its parent company, SES S.A. From July 2000 to May 2005, Mr. Horowitz was Chairman of EdsLink LLC, a New York City-based venture capital firm. He was also previously a Strategic Advisor to Cablevision’s Rainbow DBS Satellite Company and to NeuStar, Inc., the leading provider of neutral, third party clearing house services to the telecommunications industry. Between 1997 and 2000, Mr. Horowitz was Chairman of e-Citi, the unit of Citigroup created in 1997 to pioneer electronic commerce and related strategic initiatives. He was also Special Advisor to the Chairman and a member of Citigroup’s Management and Investment Committees. Prior to joining Citigroup, he held various positions at Viacom, including serving as Senior Vice President of Viacom Inc., Chairman and CEO of Viacom Interactive Media and also as a member of the Viacom Executive Committee. From 1974 to 1989, Mr. Horowitz held senior executive positions at Home Box Office (HBO), a subsidiary of Time Warner, and had earlier been a founder of Suburban Cable. Mr. Horowitz is recognized as a Cable TV Pioneer and currently serves on the Board of Trustees of the New York Hall of Science, the Kenan Institute for Ethics at Duke University and the March of Dimes. Mr. Horowitz also served as a director of iVillage Inc., a publicly held company comprised of online and offline media-based properties, from April 2003 until iVillage was acquired by NBC Universal, Inc. in May 2006. In connection with the acquisition, among other things, Mr. Horowitz served on the transaction committee of the Board of Directors of iVillage overseeing the acquisition solicitation process. He has also won many prestigious industry awards including GartnerGroup’s Excellence in Technology Award for his outstanding application of technology for business value and business return, the National Cable Television Association’s Presidents Award, and Lucent Technologies Bell Laboratories President’s Special Award for e-Citi’s innovative work in developing a future model for excellence in customer care.

William J. Bell, Director. Mr. Bell is a consultant to Cablevision Systems Corporation. Mr. Bell was a Vice Chairman of Cablevision Systems Corporation from 1986 until his retirement in December 2004. From 1978 until his appointment as a Vice Chairman, Mr. Bell served in various capacities at Cablevision Systems Corporation, including as Chief Financial Officer, Chief Operating Officer, Executive Vice President and President.

Stanley E. Hubbard, Director. Mr. Hubbard is Chairman and CEO of Hubbard Media Group, a subsidiary of Hubbard Broadcasting, Inc., of which he is a Vice President and a Director. Prior to joining Hubbard Media Group in  , Mr. Hubbard served as President and CEO of U.S. Satellite Broadcasting, which, in partnership with DIRECTV, started the nation’s first direct broadcast satellite service in 1994. Mr. Hubbard is a director of Hubbard Broadcasting, Inc, Ovation LLC and Avenet, LLC.

Tom Wertheimer, Director. Since 1996, Mr. Wertheimer has been a consultant to NBC Universal and a number of other companies. From 1972 through 1995, Mr. Wertheimer served in various capacities at MCA, Inc., including as Executive Vice President, Director and member of the Executive Committee. His responsibilities there included worldwide television production and distribution (pay, cable and free), home video, MCA, Inc.’s interest in the USA and SciFi Channels, as well as Legal, Labor Relations, Internal Audit and Human Resources. Mr. Wertheimer retired from MCA, Inc. in 1996 after the sale of the company to The Seagram Company Ltd. From 1964 to 1972, he was the Vice President of Business Affairs of the American Broadcasting Company. He is currently a member of the Board of the KCRW Foundation, of which he was the Chairman for six years and a Trustee of Research to Prevent Blindness. From 1997 to 2006, Mr. Wertheimer served Macrovision Corp. as a Director and in various other capacities, including as Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. Mr. Wertheimer served from July 1995 to June 2001 as a member of the Columbia Law School Board of Visitors and has lectured at UCLA Law School.

Our executive officers currently intend to continue to be involved in our management following our initial business combination, but there is no assurance that they will. We have obtained no commitment from any of our executive officers as to whether such officer will be involved with our management following our initial business combination. The roles that they would fulfill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them, the terms of which have not been determined.

In addition to our executive officers, special advisor and directors, each of the following, although not employees, officers, special advisors or directors of ours, has purchased units prior to the date hereof and is one of our existing holders:

Allen Shapiro. Mr. Shapiro, the managing member of Shapiro Media, has 35 years of experience in the media and entertainment industry. He was the Chief Executive Officer of Dick Clark Productions from 2004 until the company was sold in June 2007. Since 1999, Mr. Shapiro has served as President of Mosaic Media Group. While at Mosaic Media Group, he assisted in arranging the company’s acquisition of Hamstein Music (ZZ Top) and the Daskel & Seldak (Aerosmith) catalog to form Mosaic Music Publishing. Previously, Mr. Shapiro served as President and Chief Executive Officer of The IndieProd Company, where he helped to produce numerous films and television shows and eventually participated in the sale of The IndieProd Company to Caroloco Pictures, Inc. Prior to The IndieProd Company, he was a partner at the law firm Gipson Hoffman & Pancione P.C.

John J. Sie. John J. Sie is the Founder of Starz Entertainment Group LLC and has served as its Chairman and Chief Executive Officer. Founded in 1991, Starz Entertainment Group, LLC is owned by Liberty Media Corporation and is the parent of 13 premium movie networks, including Starz and Encore. In January 2005, Mr. Sie stepped down as Chairman and Chief Executive Officer of Starz Entertainment Group, LLC a post he had held since it was founded, in order to devote more time to his family and philanthropic activities. Prior to that, he was Senior Vice President at Tele-Communications Inc., with responsibilities for strategic planning, new business development, programming and public policy. He joined Tele-Communications Inc. in 1984, after serving as Senior Vice President of Sales and Planning at Showtime/The Movie Channel, Inc. Before that, Mr. Sie worked at General Instruments’ Jerrold Electronics Corporation. He began his career in 1958 with RCA’s defense electronics division. Mr. Sie has received numerous awards, including the 2001 “Bill Daniels Business Leader of the Year” award from the Denver Business Journal and the Lifetime Achievement/Entrepreneur of the Year Award from Ernst & Young. In 2003, he was inducted into the Cable Television Hall of Fame. Mr. Sie has served on the Federal Communications Commission’s Technical Advisory Committee, the Institute of Electrical and Electronics Engineers Standards Subcommittee and the Board of Governors of the National Academy of Cable Programming. He has been a member of the Board of Directors of CAB, C-SPAN, The Discovery Channel, QVC, Prime Time Tonight, EIDAK Corporation, PrimeStar Partners, Faroudja Research Enterprises and the Denver Art Museum and is also a member of Colorado Governor Bill Owens’s Commission on Science & Technology.

Nicholas Toms. Mr. Toms has been the Chief Executive Officer of CAPE Systems Group, Inc. since 2001. Previously, Mr. Toms served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of Vertex Interactive, Inc. from September 1999 to 2001. He has also served as the Chairman and Chief Executive Officer of Edwardstone & Co. since 1989. From 1989 to 1997, Mr. Toms was Chairman, President and Chief Executive Officer of Peak Technologies, a company which he formed to serve as a value-added reseller and integrator of barcode-based data capture systems. The Company was taken public in 1992 and eventually sold, in 1997, to Moore Corporation of Toronto, Canada, which is now a part of R. R. Donnelley & Sons, Inc. Between 1981 and 1989, Mr. Toms practiced law at Skadden, Arps, Slate, Meagher & Flom LLP in the areas of Mergers & Acquisitions and Corporate Finance.

Conflicts of Interest

Certain of our sponsors and directors undertake a wide range of activities. Accordingly, there may be situations in which a sponsor or a director has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts may not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to a sponsor or a director.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

Effecting a Business Combination

While we may seek to consummate business combinations with more than one target business, our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. Although we will not specifically focus on, or target, any transaction with any affiliated entities, we may pursue such a transaction if we determine that such affiliated entity meets our criteria for a business combination as set forth in “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of Our Initial Business Combination” and such transaction is approved by a majority of our disinterested directors and we obtain an opinion from an independent investment banking firm that the business combination is fair, from a financial point of view, to our unaffiliated stockholders. In the event we structure our initial business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we do not intend to acquire less than a controlling interest, which would be greater than 50% of the voting securities of the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business or businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account ( less the deferred underwriting discounts and commissions and taxes payable ) at the time of the consummation of the acquisition. We do not intend to become a holding company for a minority interest in a target business in our initial business combination. The fair market value of a target business or businesses, or portions thereof, will be determined by our board of directors based upon standards generally accepted by the financial community, and, except in the case of a related party acquisition, we will not be required to obtain an independent valuation or fairness opinion. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses, or portions thereof, whose fair market value is equal to at least approximately $114,132,376, assuming no exercise of the underwriters’ over-allotment option. The actual amount of consideration which we will be able to pay for our initial business combination will depend on (i) whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock, (ii) if we are able to finance a portion of the consideration with debt or other equity financing and (iii) the number of shares of our common stock that are converted into a pro rata share of the amount then on deposit in the trust account as described below under “—The Offering—Conversion rights for public stockholders voting to reject our initial business combination.”

If we are unable to consummate our initial business combination by  , 2010, our corporate existence will cease and we will implement our liquidation plan, which will include distribution of the proceeds held in the trust account to our public stockholders.

We are a Delaware corporation formed on January 22, 2008. Our offices are located at 1325 Avenue of the Americas, New York, New York 10019 and our telephone number is 212-786-6130.

THE OFFERING

Securities offered	15,000,000 units, at $10.00 per unit, each unit consisting of:

	•	one share of our common stock; and

	•	one warrant to purchase one share of our common stock.

Trading commencement and separation of common stock and warrants

The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise of such option in full.

In no event will separate trading of the common stock and warrants included in the units being sold in this offering commence until we have filed an audited balance sheet on a Current Report on Form 8-K reflecting our receipt of the net proceeds of this offering and the proceeds from the sale of the private placement warrants and have issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K that includes an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriters’ exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if any portion of such over- allotment option is exercised by the underwriters after such time, we will file an additional Current Report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Number of securities to be outstanding

	Prior to this Offering(1)	After this Offering(2)
Units	4,312,500	18,750,000
Common stock	4,312,500	18,750,000
Warrants	8,062,500	22,500,000

(1)

Includes an aggregate of 562,500 initial units representing 562,500 initial shares and 562,500 initial warrants that will be forfeited by our existing holders to the extent that the over-allotment option is not exercised in full by the underwriters.

(2)

Assumes the over-allotment option has not been exercised by the underwriters and an aggregate of 562,500 initial units representing 562,500 initial shares and 562,500 initial warrants have been forfeited by our existing holders.

Warrants—Exercisability	Each warrant is exercisable for one share of common stock.

Warrants—Exercise price	$7.50 per share, subject to adjustment as described herein.

Warrants—Exercise period

The warrants included in the units being sold in this offering will become exercisable on the later of the consummation of our initial business combination on the terms described in this prospectus and  , 2009, unless the warrants have previously expired, provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available.

We have agreed to use commercially reasonable efforts to have an effective registration statement covering shares of our common stock issued upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed by us.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time, on  , 2013, unless we have redeemed the warrants prior to that time. If we elect to redeem the warrants, we will have the option to require all holders electing to exercise their warrants prior to redemption to do so on a cashless basis.

Warrants—Redemption	We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

	•	in whole and not in part;

	•	at a price of $0.01 per warrant;

	•	upon a minimum of 30 days’ prior written notice of redemption; and
•

only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption, (y) a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established the last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of our common stock will not fall below the $13.75 per share trigger price or the $7.50 per share warrant exercise price after the redemption notice is delivered. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

If we call the warrants included in the units being sold in this offering for redemption as described above, our management will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” Exercising warrants on a “cashless basis” means that, in lieu of paying the exercise price in cash, the holder would forfeit a number of shares underlying the warrants being exercised with a fair market value (as defined below) equal to the aggregate exercise price and the holder will therefore receive fewer shares than the holder would otherwise have received upon exercise of those warrants. Thus, in such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value and then would receive shares of common stock underlying the non-surrendered warrants. The “fair market value” means the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The warrants included in the units being sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on that basis.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Initial securities

On January 28, 2008, Jules Haimovitz, Ronald C. Bernard, Mark J. Piegza and Edward D. Horowitz purchased, in the aggregate, 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. On March 18, 2008, William J. Bell, Stanley E. Hubbard and Tom Wertheimer purchased, in equal amounts, an aggregate of 215,616 of those units from Messrs. Haimovitz, Bernard, Piegza and Horowitz at their original cost. Also on March 18, 2008, John J. Sie, Shapiro Media, and Nicholas Toms purchased 655,500, 409,692 and 409,692 units, respectively, from Messrs. Haimovitz, Bernard, Piegza and Horowitz, in equal amounts from each of them, at their original cost. Each unit so purchased by our existing holders consists of one share of common stock and one warrant to purchase one share of common stock. Throughout this prospectus, we refer to the shares of common stock included in the units originally purchased by our existing holders prior to this offering as the initial shares and we refer to the warrants included in the units originally purchased by such existing holders prior to this offering as the initial warrants. We refer throughout this prospectus to the initial units, the initial shares and the initial warrants as the initial securities. The initial units and related components are identical to the units being sold in this offering and related components, except that:

	•	the existing holders are subject to the transfer restrictions described below;

	•	the initial units are immediately separable into initial shares and initial warrants;

•

the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock are voted by our public stockholders in connection with the votes required to approve our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence and, as a result, will not be able to exercise conversion rights (as described below) with respect to their initial shares;

	•	the existing holders have agreed to waive their rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination;

•	the initial warrants will not be redeemable by us so long as they are held by our existing holders or then permitted transferees;

•

the initial warrants will not be exercisable unless and until (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading- day period beginning one year after the consummation of our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants included in the units being sold in this offering and a current prospectus relating to the shares of common stock issuable upon exercise of such warrants; provided, that the initial warrants will not be exercisable so long as the public warrants are not exercisable; and

•	the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees.

Of the 4,312,500 initial units, 562,500 units (representing 562,500 initial shares and 562,500 initial warrants) will be forfeited to us to the extent that the underwriters do not exercise their over- allotment option. If the over-allotment option is not exercised, all of such 562,500 units (or related shares of common stock and warrants) will be forfeited or, if the over-allotment option is exercised in part, then the number of such units (or related shares of common stock and warrants) that will be forfeited will be proportionate to the portion of the over-allotment option that is not exercised. After giving effect to such forfeiture and assuming no purchase of additional units in this offering, the initial shares owned by our existing holders will represent 20% of the total number of shares of our common stock outstanding after completion of this offering. If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering. We will not receive any cash payment in respect of any such adjustment.

Pursuant to a registration rights agreement between us and the existing holders, the holders of each of our initial units, initial shares and initial warrants (including the shares of common stock to be issued upon exercise of the initial warrants) will be entitled to certain registration rights commencing one year after the consummation of our initial business combination.

The existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial securities (including the shares of common stock to be issued upon exercise of the initial warrants), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, until one year after the date of the consummation of our initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).

Notwithstanding the foregoing, the existing holders will be permitted to transfer their initial securities (including the common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock voted by our public stockholders in connection with the vote required to approve our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence and waive any rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our initial business combination. For so long as the initial securities (including the common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by JPMorgan Chase Bank, N.A.

Our executive officers, directors and existing holders have agreed to vote all shares of common stock purchased by them in this offering or in the secondary market (including shares of common stock included in any units so purchased) in favor of our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence.

Permitted transferees of a holder means:

	•	immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees by will or the laws of descent;

	•	current and former officers, directors, members and employees of the holder;

	•	affiliates of the holder;

	•	charitable organizations;

	•	our executive officers and directors; and

	•	transferees pursuant to a qualified domestic relations order.

Private placement warrants purchased through private placement

Our sponsors have agreed to purchase an aggregate of 3,750,000 private placement warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $3,750,000 in a private placement that will occur immediately prior to the completion of this offering.

The proceeds from the sale of the private placement warrants will be added to the net proceeds of this offering and the aggregate of such proceeds, other than $100,000 which will be used for our working capital, will be held in the trust account, together with the deferred underwriting discounts and commissions, pending consummation of our initial business combination on the terms described in this prospectus. If we do not consummate a business combination that meets the criteria described in this prospectus, then the purchase price of the private placement warrants will become part of any liquidating distribution to our public stockholders following our liquidation and dissolution.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that the private placement warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees, (ii) are not subject to redemption by us so long as they are held by our existing holders or their permitted transferees and (iii) are subject, together with the shares of our common stock underlying such warrants, to the transfer restrictions described below. If the private placement warrants are exercised on a cashless basis, the number of shares of common stock issuable upon such exercise will be determined as provided above under “—Warrants—Redemption.” The private placement warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective or a current prospectus relating to such shares is unavailable.

Our sponsors have agreed, subject to certain exceptions described below, not to transfer or sell any of the private placement warrants without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, until after we have consummated our initial business combination; provided, however, that transfers may be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, our sponsors and their permitted transferees will be permitted to transfer their private placement warrants in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination (in which case a transfer would be permitted only to the extent necessary to participate in such exchange). For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by JPMorgan Chase Bank, N.A.

Pursuant to the registration rights agreement, the holders of our private placement warrants (including the shares of common stock issuable upon exercise of those warrants) will be entitled to certain registration rights with respect to such securities after the consummation of our initial business combination.

Proposed AMEX symbols for our securities:

Units:	GEH.U

Common Stock:	GEH

Warrants:	GEH.WS
Offering proceeds to be held in the trust account

$147,915,470 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants (approximately $9.86 per unit), or $169,627,970 (or approximately $9.83 per unit if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions will be paid to the underwriters upon consummation of our initial business combination (except with respect to those units as to which the underlying shares of our common stock are converted into cash by public stockholders who vote against our initial business combination that was approved). The proceeds held in the trust account will not be released until the earlier of (x) the consummation of our initial business combination on the terms described in this prospectus or (y) our liquidation, but the following amounts may be released to us from the trust account prior to such time: (i) interest income earned on the trust account balance to pay taxes; and (ii) interest income earned, after taxes payable, on the trust account of up to $2,150,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation. See “Use of Proceeds.” All remaining proceeds held in the trust account, including interest income earned, after taxes payable, on the trust account, will be available for our use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions or will be released to public stockholders upon their exercise of conversion rights or released to public stockholders entitled to receive liquidating distributions upon our liquidation. Accordingly, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate our initial business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination, except from the $100,000 of net proceeds from this offering not held in the trust account and interest income earned, after taxes payable, on the trust account of up to $2,150,000, subject to adjustment, as described above. We may not use all of the funds then in the trust account in connection with our initial business combination, in which case any such unused funds will constitute working capital for our business after consummation of such business combination.

The funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Escrow of the securities of our existing holders

Upon completion of this offering, our existing holders and holders of the private placement warrants will place the securities of ours that they own prior to the completion of this offering, including the initial securities and the private placement warrants, into an escrow account maintained by JPMorgan Chase Bank, N.A., acting as escrow agent pursuant to an escrow agreement. These securities will not be transferable during the escrow period (as defined below), except for transfers to permitted transferees and subject to other limited exceptions. Any securities held by these transferees would remain subject to the escrow agreement. The initial securities will not be released from escrow until one year following our initial business combination, and the private placement warrants will not be released from escrow until the consummation of our initial business combination, each of which we refer to as an escrow period, unless (i) we were to complete a transaction after the consummation of our initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of our common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange) or, (ii) in the case of the initial securities, the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period subsequent to our initial business combination.

Payments to our executive officers, directors and existing holders

There will be no compensation, fees or other payments paid to our executive officers, directors or existing holders or any of their respective affiliates prior to, or for any services they render in order to effectuate the consummation of, our initial business combination other than:

•

repayment of a loan in an amount up to $150,000 that our sponsors currently intend to make prior to the completion of this offering to cover certain expenses relating to the offering contemplated by this prospectus;

•

payments to Messrs. Bernard and Haimovitz of an aggregate monthly fee of $10,000 for general and administrative services, including office space, utilities, and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in the City of New York and Los Angeles, California, the fees charged by Messrs. Bernard and Haimovitz, respectively, are at least as favorable as we could have obtained from unaffiliated third parties; and

•

reimbursement of out of pocket expenses incurred by our executive officers and directors in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination, subject to the approval of our audit committee.

Conditions to consummating our initial business combination

Our initial business combination must occur with one or more target businesses or a portion of such business or businesses that have a fair market value, individually or collectively, of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full and after taxes payable)) at the time of such business combination. We will only consummate an initial business combination in which we become the controlling stockholder of the target. The key factor we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target business. We will not consider any initial business combination that does not meet such criteria. Although we will not specifically focus on, or target, any transaction with any affiliated entities, we may pursue such a transaction if we determine that such affiliated entity meets our criteria for a business combination and such transaction is approved by a majority of our disinterested directors and we obtain an opinion from an independent investment banking firm that the business combination is fair, from a financial point of view, to our unaffiliated stockholders. Pursuant to our certificate of incorporation, any choice of a target business must be approved by a majority vote of our disinterested directors, in addition to obtaining the requisite stockholder approvals described herein.

The stockholders must approve our initial business combination

Pursuant to our certificate of incorporation, we will seek stockholder approval before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and neither we nor any of our executive officers or directors will recommend or take any action to amend or waive this provision in our certificate of incorporation. In connection with any vote required for our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock are voted by our public stockholders and, as a result, will not have any conversion rights. In addition, our executive officers, directors and existing holders have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired) they will vote all such acquired shares in favor of our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence. As a result, they will also not have any conversion rights attributable to their shares of our common stock acquired in or following the completion of this offering. We will proceed with our initial business combination only if:

•	a majority of the shares of our common stock voted by the public stockholders are voted in favor of the initial business combination;

•

public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our initial business combination and exercise their conversion rights as described below; and

•	a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence as described below.

If our executive officers, directors and existing holders acquire our units or shares of our common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired), our public stockholders would hold proportionately fewer shares. In such event, our public stockholders (other than our existing holders) would thus be able to convert proportionately fewer shares into a pro rata portion of the trust account, making it more likely that we might remain below the maximum 30% conversion rate permitted in connection with our initial business combination.

As a result of the foregoing, the ability of our executive officers, directors and existing holders to acquire our units or shares of our common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired), vote the acquired shares in favor of our initial business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved.

It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 30% of the total number of shares of common stock included in the units being sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 30% threshold without the unanimous vote of the holders of our outstanding shares of common stock. We view this threshold, which is set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this 30% threshold or waive this requirement.

Conversion rights for stockholders voting to reject our initial business combination

Public stockholders voting against our initial business combination will be entitled to elect to convert their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including the amount held in the trust account representing the deferred portion of the underwriting discounts and commissions) (initially approximately $9.86 per share, or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), including any interest income earned on their pro rata share (after taxes payable and after release of up to $2,150,000 of interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements), only if our initial business combination is approved and consummated. Public stockholders who convert their shares of our common stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. If our proposed business combination is rejected by a stockholder vote, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. Our executive officers, directors and existing holders will not be entitled to any conversion rights with respect to shares of our common stock held by them prior to the completion of this offering or with respect to any units purchased in this offering or any units or shares of common stock included in such units in the secondary market. Exercise of conversion rights by public stockholders would have the effect of reducing the amount distributed to us from the trust account for our initial business combination by up to approximately $44,374,631 (assuming conversion of the maximum of up to 4,499,999 of the eligible shares of our common stock) (or up to approximately $50,888,381 assuming the underwriters’ over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 4,499,999 (or up to 5,174,999 assuming the underwriters’ over-allotment option is exercised in full) of our shares of common stock voting against our initial business combination could convert their shares to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, and such business combination could still go forward.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom the public stockholder is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Under Section 13(d)(3) of the Exchange Act, a “group” includes generally two or more parties acting in concert in connection with acquiring, holding or disposing of securities of an issuer. Our management, at the time a proposed business combination is submitted for stockholder approval, will determine whether stockholders are acting as a group as well as whether, how and under what circumstances those stockholders may challenge such determination and/or the extent to which such determination shall be binding. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or it. We believe this restriction will prevent stockholders from accumulating large blocks of common stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price.

Absent this provision, for example, a public stockholder who owns more than 10% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price. By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held those shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the proposed business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting stockholder.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they elect to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, because the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time period simply by contacting the transfer agent or tendering broker and requesting delivery of the shares through the DWAC System; we believe this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers a certificate for conversion and subsequently withdraws the request for conversion, the stockholder may simply request that the transfer agent return the certificate (physically or electronically).

Voting against the initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights no later than the business day immediately preceding the vote taken with respect to the proposed initial business combination.

Certificate of Incorporation

As discussed below, there are specific provisions in our certificate of incorporation that may be amended only by the unanimous consent of our stockholders prior to the consummation of our initial business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares in accordance with the conditions specified in this prospectus if they vote against such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions, in our certificate of incorporation, as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our certificate of incorporation also provides that we will continue in existence only until  , 2010. If we have not consummated our initial business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our liquidation pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our executive officers, directors and existing holders have agreed to vote all of the shares of our common stock owned by them prior to this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders with respect to this amendment to our certificate of incorporation and to vote all shares of our common stock purchased by them in this offering or in the secondary market (including the shares of common stock included in any such units) in favor of this amendment. We view this provision terminating our corporate life by, 2010 as an obligation to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.

Liquidation if no business combination

As described above, if we have not consummated a business combination by  , 2010, in accordance with our certificate of incorporation, our corporate existence will cease and we will promptly distribute to our public stockholders the amount in our trust account (including any interest income (after taxes payable) then remaining in the trust account), plus any remaining net assets.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than approximately $9.86 (or approximately $9.83 if the underwriters’ over-allotment option is exercised in full), plus interest income earned (after taxes payable) on funds then held in the trust account for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may potentially be brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may potentially be brought against us. In addition, if we underestimate claims that may potentially be brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

	•	We will seek to have all prospective target businesses we negotiate with, and all vendors, providers of financing, if any, prospective target business and other third parties that we engage or with whom we enter into an agreement after the offering, which we collectively refer to as the “contracted parties,” execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute these agreements nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our existing holders (other than our independent directors) have agreed that, solely in the event of the liquidation of the trust account, they will be personally liable to us, severally, and not jointly, based on their respective proportionate ownership of the initial units owned by them, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event we are required to make a liquidating distribution to stockholders upon our liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering (but in no event with respect to any claims by any lender or any other provider of financing to the Company) or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by our existing holders (other than our independent directors) specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our existing holders (other than our independent directors), such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that the existing holders (other than our existing holders) will be able to satisfy their indemnification obligations.

•

We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded out of the $100,000 of the net proceeds of this offering not held in the trust account and the up to $2,150,000 of interest income earned, subject to adjustment, after taxes payable, in the trust account that may be released to us. We estimate that our total costs and expenses for implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses relating to our liquidation and winding up. We believe that there should be sufficient funds available to us for our working capital to fund these costs and expenses from the proceeds not held in the trust account, plus interest income earned, after taxes payable on the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes. If those funds are insufficient, our existing holders (other than our independent directors) have agreed, severally, and not jointly, based on their respective proportionate ownership of the initial units owned by them, to provide us with the funds necessary to complete such liquidation (currently anticipated not to exceed $125,000).

For more information regarding the liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than approximately $9.86 per share, please see the sections entitled “Risk Factors—Risks Relating to the Company and the Offering—If third parties bring claims against us or if we are the subject of bankruptcy proceedings, the proceeds held in the trust account could be reduced and the per share liquidation price or conversion price received by our public stockholders could be less than approximately $9.86 per share,” “—Risks Relating to the Company and the Offering—Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions,” “—Risks Relating to the Company and the Offering—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of dissolution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law,” and “Proposed Business—Consummating an Initial Business Combination—Liquidation if No Business Combination.”

Audit Committee

We have established and will maintain an audit committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we consummate our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in the units being sold in this offering, you should take into account not only the business experience of our executive officers and directors, but also the special risks we face as a blank check company and the risks associated with any industry that our target business is in, including reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others or negotiate a favorable price and other terms, potential conflicts of interest with our sponsors and the substantial influence that our sponsors may exercise over us and actions to be considered by our stockholders as a result of ownership of the initial securities. In addition, you will experience immediate and substantial dilution from the purchase of the units being sold in this offering. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing holders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 30 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

Balance Sheet Data:	As of January 31, 2008
	Actual(2)	As Adjusted
Working capital	$10,000	$142,775,470
Total assets	25,000	142,775,470
Total liabilities	15,000	—
Value of common stock which may be converted to cash (approximately $9.86 per share)(1)	—	44,374,631
Total stockholders’ equity	$10,000	$98,400,839

(1)

If the initial business combination is approved and consummated, public stockholders who voted against the business combination will be entitled to convert their shares of our common stock for cash of approximately $9.86 per share (or up to $44,374,631 in the aggregate), which amount represents approximately $9.51 per share (or up to $42,799,631 in the aggregate) representing the net proceeds of this offering and the proceeds from the sale of the private placement warrants and $0.35 per share (or up to $1,575,000 in the aggregate) representing deferred underwriting discounts and commissions, which the underwriters have agreed to deposit into the trust account and to forfeit to pay converting stockholders, and does not take into account interest income earned on and retained in the trust account. The foregoing information assumes no exercise of the underwriters’ over-allotment option.

(2)	Derived from audited financial statements.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the receipt of $3,750,000 from the sale of the private placement warrants to be completed immediately prior to the completion of this offering, including the application of the estimated net proceeds. The “as adjusted” working capital and “as adjusted” total assets exclude $5,250,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include $100,000 of the net proceeds from this offering and proceeds from the sale of the private placement warrants to fund a portion of our working capital which will not be held in the trust account. The “as adjusted” working capital and total assets amounts include the $142,665,470 (which is net of deferred underwriting discounts and commissions of $5,250,000, assuming no exercise of the underwriters’ over-allotment option) that will be held in the trust account following the completion of this offering, which will be distributed upon consummation of our initial business combination (i) to any public stockholders who exercise their conversion rights and (ii) to us in the amount remaining in the trust account (after taxes payable, and after interest income earned up to $2,150,000, subject to increase in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, on the trust balance that may be released to us to fund our working capital requirements) following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon the consummation of our initial business combination meeting the criteria described in this prospectus. If such a business combination is not so consummated within 24 months after completion of this offering, we will liquidate and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest income thereon, after taxes payable and after interest income earned, after taxes payable, of up to $2,150,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, on the trust account balance previously released to us to fund our working capital requirements, will be distributed to our public stockholders as part of a plan of distribution after satisfaction of all our then outstanding liabilities.

We will not proceed with an initial business combination that is otherwise approved by our stockholders as required below if (i) public stockholders owning 30% or more of the shares of our common stock that are included in the units being sold in this offering both vote against the business combination and exercise their conversion rights or (ii) the amendment to our certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. We will not propose to our stockholders any transaction that is conditioned on a threshold of holders of shares of our common stock held by the public stockholders exercising their conversion rights that is lower than the 30% threshold described above. Accordingly, we may consummate an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the initial business combination and exercise their conversion rights and (iii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our certificate of incorporation to provide for our perpetual existence. If this occurred, holders of up to one share less than 30% of the shares of common stock sold in this offering, or 4,499,999 shares of common stock (or 5,174,999 if the underwriters exercise their over-allotment option in full), could convert such shares into cash at an initial per share conversion price of approximately $9.86 (or approximately $9.83 if the underwriters exercise their over-allotment option in full), except to the extent limited as described under “Risk Factors—Risks Relating to the Company and the Offering—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest income thereon, after taxes payable and after interest income earned, after taxes payable, on the trust account balance previously released to us as described above, as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock included in the units sold in this offering.

It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 30% of the total number of shares sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 30% threshold without the unanimous vote of the holders of our outstanding shares of common stock. We view this threshold, which is set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this threshold or waive this requirement.

In connection with any vote to approve our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, if any, in the same manner that the majority of the shares of common stock are voted by our public stockholders and, as a result, will not be entitled to any conversion rights with respect to those shares. In addition, our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired) they will vote all such acquired shares in favor of our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. As a result, our executive officers, directors and existing holders will also not be entitled to any conversion rights in respect of those shares acquired in or following the completion of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, prospects, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our units and the sale of the private placement warrants. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate our initial business combination with one or more businesses or a portion of such business or businesses. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we nor any representative acting on our behalf have had any contacts or discussions, whether formal or informal, with any prospective target business regarding our initial business combination or taken any direct or indirect measures to locate a specific target business or consummate our initial business combination. As a result, you have a limited basis upon which to evaluate whether we will be able to identify an attractive target business. We will not generate any operating revenues until, if at all, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

The notes to our financial statements reference substantial doubt about our ability to continue as a “going concern.”

As of January 31, 2008, we had $25,000 in cash and working capital of $10,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate a business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case we will be required to liquidate our assets.

We must consummate an initial business combination with one or more businesses, or a portion of such business or businesses, with a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account at the time of our initial business combination (less the deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) within 24 months after the completion of this offering. If we fail to consummate our initial business combination meeting such criteria within the required time frame, in accordance with our certificate of incorporation, our corporate existence will terminate, except for purposes of liquidation and winding up. Because we do not have any specific business combination under consideration and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate our initial business combination, we may not be able to find a suitable target business or businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of our initial business combination.

If we are required to liquidate without consummating our initial business combination, our public stockholders may receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate our initial business combination meeting the criteria described herein within 24 months from the completion of this offering and are required to liquidate, the per share liquidation amount may be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, the anticipated costs associated with seeking our initial business combination, satisfaction of our then outstanding liabilities and costs associated with our liquidation. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

While we are not permitted to access funds in the trust account for operating expenses and costs associated with investigating a business combination, up to $2,150,000, subject to adjustment, of interest income on the trust balance, after taxes payable, may be released to us to fund our working capital requirements, including the costs of investigating and pursuing a business combination transaction, expenses associated with our liquidation and other miscellaneous items. If this offering were subject to Rule 419 promulgated under the Securities Act, the interest and dividends on the proceeds held in the trust account would be held for the sole benefit of the purchasers of our securities. A liquidating distribution will be no more than approximately $9.86 per share (not including gains on interest, if any, on the trust account and assuming the underwriters do not exercise their over-allotment option) because offering expenses and underwriting discounts and commissions totaling approximately $5,734,530 will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait the full 24 months before receiving liquidating distributions.

We have 24 months from the completion of this offering in which to consummate our initial business combination meeting the criteria described herein. We have no obligation to return funds in the trust account to investors prior to such date unless we consummate our initial business combination prior thereto and only then to those investors that have both voted against the business combination and requested conversion of their shares in the manner described herein. Only after the expiration of this 24-month period will public stockholders be entitled to liquidating distributions if we are unable to consummate our initial business combination. Accordingly, funds in the trust account will be unavailable to public stockholders until such time.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (excluding our existing holders) the right to have his, her or its shares of common stock converted to cash if the public stockholder votes against the business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a group, within the meaning of Section 13(d)(3) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Our management, at the time a proposed business combination is submitted for stockholder approval, will determine whether stockholders are acting as a group as well as whether, how and under what circumstances those stockholders may challenge such determination and/or the extent to which such determination shall be binding. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering, vote all of your shares against a proposed business combination and such proposed business combination is approved and consummated, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the balance of the shares in excess of 10% of the shares of common stock included in the units being sold in this offering or sell them in the secondary market. We cannot assure you that the value of the excess shares will appreciate over time following a business combination or that the market price of our common stock will exceed the per share conversion price. Furthermore, this limitation could result in fewer available funds being released from the trust account upon conversion and, as a result, make it easier to fund our initial business combination.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing holders) the right to elect to have his, her or its shares of common stock converted to cash if such public stockholder votes against the initial business combination and the initial business combination is approved and consummated, except as specified under “—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” As a result, such a public stockholder must both vote against such business combination and exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund the acquisition of our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, conversions beyond any expected amount would result in less cash available for ongoing working capital or other needs. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our initial business combination if it requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, as to which no assurance can be given, and if such financing involves debt, our leverage ratio may not be optimal for our business combination and, if such financing involves issuances of equity, it may be dilutive to our public stockholders. This may limit our ability to effectuate the most attractive business combination available to us.

A public stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate our initial business combination.

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable Delaware law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any public stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining public stockholder will lose the ability to receive a pro rata share of the trust account, including interest income thereon (after taxes payable and after release of up to $2,150,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option) of interest income earned, after taxes payable, thereon to fund working capital requirements, which would be available to a public stockholder (other than our existing holders) that both votes against our initial business combination and exercises its conversion rights. If this offering were subject to Rule 419 promulgated under the Securities Act, the interest and dividends on the proceeds held in the trust account would be held for the sole benefit of the purchasers of our securities.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to exercise their conversion rights regarding their shares in connection with a proposed business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, The Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a relatively short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

We will not proceed with our initial business combination if public stockholders owning in the aggregate 30% or more of the shares of common stock included in the units being sold in this offering exercise their conversion rights. This provision may make it easier for us to have an initial business combination approved over stockholder dissent.

We will not proceed with our initial business combination if public stockholders owning in the aggregate 30% or more of the shares of common stock included in the units being sold in this offering exercise their conversion rights. Accordingly, the public stockholders owning in the aggregate one share less than 30% of the shares of common stock included in the units being sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at one share less than 30% (rather than the 20% conversion percentage that had until recently been customary in similar offerings) in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change and the restrictions with regard to any stockholder converting more than 10% of the shares of common stock included in the units sold in this offering, it may be easier for us to consummate a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings.

We may need to raise additional funds in order to consummate our initial business combination and may be unable to arrange financing on favorable terms.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many public stockholders may exercise their conversion rights, we may need to arrange for third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of public stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation, and we cannot assure you that we would be able to obtain such financing on favorable terms, or at all. Further, the United States credit markets have recently experienced significant dislocations and liquidity disruptions which have caused credit spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access debt financing on reasonable terms, or at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to consummate a business combination with a target business that has not been identified, we may be deemed to be a blank check company under U.S. federal securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which we refer to as the SEC, promptly following completion of this offering that includes an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we will have a longer period of time to consummate a business combination than we would if we were subject to those rules. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

We may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance, and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we consummate our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. In addition, in pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. Because little public information exists about these companies, we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

If our diligence fails to identify issues specific to a target business, industry, or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges or expenses that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing in connection with a business combination or thereafter.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our certificate of incorporation provides, among other things, that:

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upon completion of this offering, a total of $147,915,470 (or $169,627,970 if the underwriters’ over-allotment option is exercised in full) from the proceeds from this offering, deferred underwriting discounts and commissions and the proceeds from the sale of the private placement warrants will be deposited into the trust account, which proceeds may not generally be disbursed from the trust account until the earlier of (i) our initial business combination or (ii) our liquidation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

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we may consummate our initial business combination only if (i) a majority of the shares of our common stock voted by our public stockholders are voted in favor of the business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence;

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if our initial business combination is approved and consummated, public stockholders who both voted against the business combination and who exercised their conversion rights will receive their pro rata share of amounts in the trust account; provided, that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of our common stock sold in this offering;

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if our initial business combination is not consummated within the 24 months following the completion of this offering, then our corporate purposes and powers will immediately thereupon be limited to winding up our affairs, including liquidating our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

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we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction prior to our initial business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

Our certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to waive or amend any of these provisions that would take effect prior to the consummation of our initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for a potential target business from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other blank check companies have been formed, some of which have similar investment objectives as ours, and a number of such companies have grown in size. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering and the proceeds from the sale of the private placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our initial business combination within the required 24-month time period;

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the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination, may delay or prevent the consummation of a transaction;

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the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination, may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the resources available to us to fund our initial business combination;

•	the existence of all of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire a business, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms, or at all.

To the extent that our initial business combination entails the contemporaneous combination with more than one business or portions of businesses, we may not have sufficient resources,

financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous blank check companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate our initial business combination.

Based on publicly available information, as of April 1, 2008, approximately 155 similarly structured blank check companies have completed initial public offerings since the beginning of 2004, and numerous others have filed registration statements. Of these 155 similarly structured blank check companies, only 47 have consummated a business combination, while 24 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations, and another 11 will be or have liquidated. Accordingly, there are approximately 73 blank check companies with approximately $13.3 billion in trust and potentially an additional 66 blank check companies with approximately $13.9 billion in trust that have filed registration statements and are seeking or will be seeking to complete business combinations. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for companies in these industries. Because of this competition, we may not be able to effectuate our initial business combination within the required time period. Further, the fact that only 71 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that the $100,000 available to us outside of the trust account upon completion of this offering and interest income earned, after taxes payable, of up to $2,150,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option) on the balance of the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months, including expenses incurred in connection with our initial business combination, based upon our executive officers’ estimate of the funds required for these purposes. If this offering were subject to Rule 419 promulgated under the Securities Act, the interest and dividends on the proceeds held in the trust account would be held for the sole benefit of the purchasers of our securities. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Moreover, a decline in interest rates applicable to amounts included in the trust account could limit the funds available to fund our search, to pay our tax obligations and to complete the initial business combination. See “—A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.” If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our existing holders or third parties. Such additional financing may include loans from third parties or additional sales of our securities, although we currently have no arrangements to obtain any such financing, and no party is under any obligation to make such financing available to us. We would seek to have any third party lenders waive claims to any monies held in the trust account for the benefit of the public stockholders. The indemnity obligation of our existing holders (other than our independent directors) to reimburse the trust account will not cover any claims made by such lenders. We may not be able to obtain additional financing. None of our existing holders are obligated to provide any additional financing in the amounts needed, or at all, and the terms (including cost) of any financing that is obtained may be unduly burdensome and restrictive. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to liquidate prior to consummating our initial business combination.

A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.

Of the net proceeds of this offering and the proceeds from the sale of the private placement warrants, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest income being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to negotiate and obtain approval of our initial business combination, as well as to pay any tax obligations that we may owe. The funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

While we are entitled to have released to us for such purposes certain interest income earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to locate, structure, negotiate and obtain approval of our initial business combination. In such event, we may need to seek to borrow funds or issue securities for such purposes, as to which no assurance can be given, or may be forced to liquidate. No party is under any obligation to advance funds to us in the future.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the initial units and the private placement warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior public offerings of securities by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein within the required 24-month time period;

•	the health and performance of the media and entertainment industries;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions on favorable terms;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of target businesses; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

We did not establish the size of this offering based on any specific market data, prospective target business or pre-determined amount. Rather, we agreed to the offering size based on, among other things, a combination of the following:

•	our management’s transactional experience in the target industries;

•	our expectation, following consultation with the underwriters, of what offering amount might be favorably received under prevailing market conditions;

•	our expectation as to the approximate transaction size practicable for our target industries; and

•	the size of initial public offerings of other similarly structured blank check companies.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,132,376, assuming no exercise of the underwriters’ over-allotment option. The actual amount of consideration which we will be able to pay for our initial business combination will depend on whether we choose, or are able, to pay a portion of our initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt or other equity financing and the number of shares of common stock that are convertible into a pro rata share of the amount then on deposit in the trust fund as described below under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights.” Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and to consummate our initial business combination, because we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management’s assessment of the financial requirements necessary to consummate our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we will be required to either find additional financing, as to which no assurance can be given, or liquidate and distribute funds then held in the trust account to public stockholders.

If third parties bring claims against us or if we are the subject of bankruptcy proceedings, the proceeds held in the trust account could be reduced and the per share liquidation or conversion price received by our public stockholders could be less than approximately $9.86 per share.

Placing the funds in a trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business and there is no guarantee that they will agree to provide such a waiver, which will not be a condition to our doing business with anyone. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidating distribution or payment upon conversion of your shares could be less than the approximately $9.86, plus accrued interest expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option) as a result of such claims. If we are unable to consummate our initial business combination and are required to liquidate, our existing holders (other than our independent directors) have agreed that, solely in the event of the liquidation of the trust account, they will be liable to us severally, and not jointly, based on their respective proportionate ownership of the initial units owned by them, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event we are required to make a liquidating distribution to stockholders upon our liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering (but in no event with respect to any claims by any lender or any other provider of financing to the Company) or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by our existing holders (other than our independent directors) specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our existing holders, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations made to us by each of our existing holders (other than our independent directors), we currently believe that each of them is capable of funding a shortfall in our trust account to satisfy such existing holder’s foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that our existing holders will be able to satisfy their indemnification obligations or that the proceeds in the trust account will not be reduced by such claims.

Our existing holders (other than our independent directors) are severally and not jointly indemnifying us for some third party claims against the trust account which could reduce the per share liquidation or conversion price received by our public stockholders to less than approximately $9.86 per share. Several indemnity may be inadequate to provide full indemnity where, and to the extent that, any indemnitor fails to satisfy his or its respective indemnification obligations and thus exposes the amounts in the trust account to unsatisfied claims.

Our existing holders (other than our independent directors) have agreed, severally and not jointly, solely in the event of the liquidation of the trust account, based on their respective proportionate ownership of the initial units owned by them (the adjusted percentage for each of Messrs. Haimovitz, Bernard, Horowitz, Piegza and Sie is 16% and for each of Shapiro Media and Mr. Toms is 10%) to indemnify us against claims made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following the consummation of this offering (but in no event with respect to any claims by any lender or any other provider of financing to the Company) or by a prospective target business (in each case, as described above), in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts actually reduces the amount in the trust account payable to our public stockholders in the event we are required to make a distribution to stockholders upon our liquidation. In light of this several indemnity, if one or more of our existing holders fails to pay all or a portion of his or its indemnification obligations and our board of directors fails to take successful action against such existing holder or existing holders, there will be a shortfall in the amount of the reimbursement to the extent of such non-payment. No existing holder will be obligated to contribute to pay any indemnification shortfall from any other existing holder. For example, if a valid third party claim for which our existing holders had agreed to indemnify us is brought against the trust account which reduces the amount available for distribution upon our liquidation to our public stockholders by $1 million and only one of our existing holders is unable to satisfy his or its indemnification obligations, the trust account will be indemnified for $840,000, if such existing holder’s adjusted percentage is 16%, and $900,000, if such existing holder’s adjusted percentage is 10%. Based on representations made to us by each of our existing holders (other than our independent directors), we currently believe that each of them is capable of funding a shortfall in our trust account to satisfy such existing holder’s foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that our existing holders will be able to satisfy their indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. Because the indemnity by our existing holders (other than our independent directors) is several and not joint, the risk of not obtaining full indemnification or a reduction of the proceeds in the trust account as a result of claims may be greater than where each existing holder would be liable for the full amount of the claim. Several indemnity may be inadequate to provide full indemnity where, and to the extent that, any indemnitor fails to satisfy his or its respective indemnification obligations and thus exposes the amounts in the trust account to unsatisfied claims.

If the waivers of claims against the trust account are held to be unenforceable, the proceeds held in the trust account could be reduced and the per share liquidation or conversion price received by our stockholders could be less than approximately $9.86 per share.

Although we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such waivers may later be found to be invalid or unenforceable. The agreements entered into by our existing holders (other than our independent directors) specifically provide for two exceptions to the indemnity given: there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable), or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, such claims may be paid out of the funds available in the trust account and the resulting amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidation distribution or payment upon conversion will be less than the approximately $9.86 expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option).

Our independent directors may decide not to enforce our existing holders’ indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our existing holders (other than our independent directors) have agreed severally, and not jointly, solely in the event of the liquidation of the trust account, based on their respective proportionate ownership of the initial units owned by them, to indemnify us against claims made by a vendor for services rendered or products sold to us, a third party with which we entered into a contractual relationship following the consummation of this offering (but in no event with respect to any claims by any lender or any other provider of financing to the Company) or by a prospective target business (in each case, as described above), in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts actually reduces the amount in the trust account payable to our public stockholders in the event we are required to make a liquidating distribution to stockholders upon our liquidation. In the event that the proceeds in the trust account are reduced and any existing holder asserts that he or it is unable to satisfy his or its respective obligation or that he or it has no indemnification obligation related to a particular claim, our independent directors would determine whether we would take legal action against such existing holder to enforce such person’s indemnification obligation. While we currently expect that our independent directors would take action on our behalf against any existing holder to enforce such person’s indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of any of our existing holders, the amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidation distribution or payment upon conversion will be less than the approximately $9.86 expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

We have 24 months after the completion of this offering in which to consummate our initial business combination. We have no obligation to return funds to our stockholders prior to such date unless we consummate a business combination before then, and only then in cases where stockholders have voted against our initial business combination and sought conversion of their shares in connection with a stockholder vote to approve our initial business combination. Only after the expiration of this time period will public stockholders be entitled to liquidating distributions if we are unable to complete a business combination. Accordingly, the funds held in our trust account may be unavailable to stockholders until such date.

If we are unable to consummate our initial business combination within 24 months after the completion of this offering, our corporate existence will cease, except for the purposes of winding-up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period from the date of the last notice of rejection given by the corporation before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution (unless such three-year period is extended by the Delaware Court of Chancery). However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24-month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law to adopt a plan of distribution that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may potentially be brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may potentially be brought against us. If we underestimate claims that may potentially be brought against us, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In addition, because we are required to dissolve before the funds from the trust can be distributed to our stockholders, there could be time delays in making such a distribution. However, because we are a blank check company rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the completion of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the completion of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, although no assurance can be given that such parties will execute such agreements or that such agreements will be enforceable. Furthermore, we cannot assure you that we will properly assess all claims that may potentially be brought against us. If we underestimate claims that may potentially be brought against us, our stockholders could potentially be liable for any claims to the extent of distributions (but not more)

received by them in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of such liquidation.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after  , 2010 if we have failed to consummate our initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. In addition, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may consummate a business combination with an operating company in the media and entertainment and related industries, but will not limit the pursuit of acquisition opportunities only within those industries. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis on which to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a undercapitalized entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that a target business is required have a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing deferred underwriting discounts and commissions, interest income that may be released to us and taxes payable) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective target business; provided that we will not acquire less than 50.1% of the voting securities of such target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of an Initial Business Combination.”

A significant portion of our working capital could be depleted in pursuing business combinations that are not consummated.

It is anticipated that the identification and investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons, including those beyond our control, such as if our public stockholders holding 30% or more of our shares of common stock both vote against our initial business combination and exercise their conversion rights even though a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the private placement, there will be 103,125,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of all of our outstanding warrants and the underwriters’ over-allotment option) and all of the 500,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities, may:

•	significantly dilute the equity interests of our public stockholders;

•

cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our current executive officers and directors;

•	subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock and warrants.

The underwriting agreement and our certificate of incorporation prohibit us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account or which votes as a class with the common stock on a business combination.

We may be unable to obtain additional financing, if required, to consummate our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be sufficient to allow us to consummate our initial business combination, because we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the proceeds from the sale of the private placement warrants prove to be insufficient, because of the size of the initial business combination or the depletion of the available proceeds in the trust account in search of target businesses, or because we become obligated to convert into cash a significant number of shares from public stockholders exercising their conversion rights, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on favorable terms, or at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance our initial business combination, such incurrence of debt could:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•

require us to dedicate a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the development, growth and prospects of our combined business or businesses. No party, including our executive officers, directors and existing holders, is required to provide any financing to us in connection with or after the consummation of our initial business combination.

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Some of our executive officers and directors may continue to be involved in our management following our initial business combination, but there is no assurance that they will. We have obtained no commitment from any of our executive officers as to whether such officer will be involved with our management following our initial business combination. If any or all of them decide to do so, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, are negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We may have full-time employees prior to the consummation of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Mr. Bernard is our Chief Financial Officer. Mr. Haimovitz is our Chairman of the Board and Chief Executive Officer. Mr. Horowitz is our special advisor. Mr. Piegza is our President and Secretary. Messrs. Bell, Hubbard and Wertheimer are our outside directors and may also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities in similar businesses and, accordingly, may have conflicts of interest in determining to which entity an opportunity for a particular business combination should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses, or a portion of such business or businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Businesses to which our directors and officers owe fiduciary duties are as follows:

•	Mr. Bernard is the President of LWB Consulting, which provides advisory services to private equity funds seeking to invest in companies in the entertainment industry.

•

Mr. Hubbard is a Vice President and Director of Hubbard Broadcasting, Inc., which is a leading operator of television stations in Minnesota, New York and New Mexico with a portfolio of a dozen television stations including ABC affiliates and NBC affiliates. Mr. Hubbard is also the Chairman and Chief Executive Officer of Hubbard Broadcasting, Inc.’s Hubbard Media Group which operates ReelzChannel and has a majority stake in the arts and leisure channel Ovation;

•

Mr. Haimovitz is a Director of Infospace, Inc. (NASDAQ: INSP) which is a leader in the Internet search market providing consumer product search engines and technology as well as customized meta-search solutions and similar services;

•	Mr. Haimovitz is a Director of ImClone Systems Incorporated (NASDAQ: IMCL) which is a biopharmaceutical company dedicated to developing biological medicines in the area of oncology;

•

Mr. Haimovitz is a Director of Blockbuster, Inc. (NYSE: BBI) which is the world’s largest video rental chain, with more than 7,800 company-owned or franchised stores in more than twenty countries and it also rents movies through its Internet site, Blockbuster Online; and

•	Mr. Piegza is the President of Convergence Advisors LLC which provides advisory services to clients in the technology, media and communications business.

Our outside directors may also serve as officers and board members for other entities. As a result, entities to which our executive officers and directors owe fiduciary duties may compete with us for attractive opportunities for business combinations. In each case, our executive officers’ and directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us.

If any of our executive officers and directors becomes aware of opportunities for business combinations that may be appropriate for presentation to us as well as to the other entities with which he is or may be affiliated, due to existing affiliations with these entities they may have contractual and fiduciary obligations to present, or may otherwise decide to present, potential business opportunities to those entities prior to presenting them to us. In particular, an executive officer’s or director’s contractual or fiduciary obligations to other entities may take priority over his obligations to us where a potential business combination would be with a business currently affiliated with the executive officer or director as described above or as may arise in the future.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of our executive officers’, directors’ and existing holders’ involvement with other entities and our initial focus on target businesses in the media, entertainment and related industries, we may decide to acquire one or more businesses affiliated with our executive officers, directors or existing holders.

Businesses to which our directors, officers or existing holders owe fiduciary duties are as follows:

•	Mr. Bernard is the President of LWB Consulting, which provides advisory services to private equity funds seeking to invest in companies in the entertainment industry.

•

Mr. Hubbard is a Vice President and Director of Hubbard Broadcasting, Inc., which is a leading operator of television stations in Minnesota, New York and New Mexico with a portfolio of a dozen television stations including ABC affiliates and NBC affiliates. Mr. Hubbard is also the Chairman and Chief Executive Officer of Hubbard Broadcasting, Inc.’s Hubbard Media Group which operates ReelzChannel and has a majority stake in the arts and leisure channel Ovation;

•

Mr. Haimovitz is a Director of Infospace, Inc. (NASDAQ: INSP) which is a leader in the Internet search market providing consumer product search engines and technology as well as customized meta-search solutions and similar services;

•	Mr. Haimovitz is a Director of ImClone Systems Incorporated (NASDAQ: IMCL) which is a biopharmaceutical company dedicated to developing biological medicines in the area of oncology;

•

Mr. Haimovitz is a Director of Blockbuster, Inc. (NYSE: BBI) which is the world’s largest video rental chain, with more than 7,800 company-owned or franchised stores in more than twenty countries and it also rents movies through its Internet site, Blockbuster Online; and

•

Mr. Horowitz is the President and CEO of SES AMERICOM. SES AMERICOM is a leading provider of satellite communications solutions, with a portfolio of satellite, broadcast, broadband and intellectual property services, including the delivery of high speed connectivity to transportation vehicles;

•	Mr. Piegza is the President of Convergence Advisors LLC which provides advisory services to clients in the technology, media and communications business; and

•	Allen Shapiro is the President of Mosaic Media Group. Mosaic Media Group is a talent management firm that represents performers.

These entities, and any entities with which our executive officers, directors and existing holders may become affiliated in the future, may compete with us for business combination opportunities. Our executive officers, directors and existing holders are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not specifically focus on, or target, any transaction with any affiliated entities, we may pursue such a transaction if we determine that such affiliated entity meets our criteria for a business combination as set forth in “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of Our Initial Business Combination” and such transaction is approved by a majority of our disinterested directors and we obtain an opinion from an independent investment banking firm that the business combination is fair, from a financial point of view, to our unaffiliated stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Moreover, investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used or the persons who may rely upon such opinion and there can be no assurance that, as a result of such limitations or applicable law, stockholders will be entitled to rely on such an opinion.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire a business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our initial business combination through a blank check company or a company with a structure similar to ours.

The management of the target business may not have experience managing a publicly traded company.

Management of a prospective target business may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

Because our executive officers and directors will own a substantial amount of equity in us, they may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Prior to the completion of this offering, our executive officers and directors will own a substantial amount of equity in us in the form of our initial units and, in the case of our executive officers, the private placement warrants. Upon our liquidation, none of them will have the right to receive distributions from the trust account with respect to shares of our common stock they acquired prior to the completion of this offering and the private placement warrants will expire worthless. Accordingly, they would lose their entire investment in us represented by such shares and private placement warrants were a liquidation to occur. Therefore, our executive officers’ and directors personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing holders will own a substantial interest in us upon completion of this offering, and, thus may significantly influence us and certain actions requiring a stockholder vote.

Upon completion of this offering, our existing holders, will collectively, directly or indirectly, own 20% of our issued and outstanding shares of common stock (including shares of common stock included in the initial units and assuming that they do not transfer any of their initial securities as permitted herein and do not purchase any units in this offering and that the underwriters do not exercise their over-allotment option).

Our existing holders, executive officers and directors may vote any shares of common stock owned by them in any manner they may choose on most matters. However, our existing holders have agreed, in connection with the stockholder vote required to approve our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence, to vote the shares of common stock (including the shares of common stock included in any initial units) acquired by them prior to the completion of this offering in accordance with how the majority of the shares of our common stock are voted by the public stockholders

(other than our existing holders). Our existing holders, executive officers and directors have agreed that if they acquire shares of common stock (including shares of common stock included in any units being sold in this offering) in or following this offering, such shares will be considered part of the holdings of our public stockholders and they have agreed that they will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

As a result of their ownership of shares of our common stock upon completion of this offering, our existing holders may exert substantial influence on amendments to our certificate of incorporation and approval of material transactions (including our initial business combination). Except as may otherwise be set forth in this prospectus, none of our executive officers, directors, existing holders or their respective affiliates has indicated any intention to purchase units in this offering or units or shares of common stock included in such units in the secondary market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our executive officers, directors, existing holders and their respective affiliates could, in their sole discretion, determine to make such purchases in the secondary market or in private transactions and exert greater influence on the vote.

Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result of their ownership of shares of our common stock (including shares of common stock included in the initial units) upon completion of this offering, our existing holders may exert considerable influence on the election of our directors. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote.

Our executive officers, directors and existing holders may purchase units in this offering or units or shares of our common stock included in such units in the secondary market, which may give them greater influence over the approval of our initial business combination.

In the event that our executive officers, directors and existing holders acquire units in this offering or units or shares of our common stock included in such units in the secondary market, they have agreed to vote such shares in favor of our initial business combination. These additional purchases would allow our executive officers, directors and existing holders to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that our initial business combination would be approved. In addition, if our executive officers, directors and existing holders acquire shares of common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired), our public stockholders would hold proportionately fewer shares. In such event, our public stockholders (other than our existing holders) would thus be able to convert proportionately fewer shares into a pro rata portion of the trust account, making it more likely that we might remain below the maximum 30% conversion rate permitted in connection with our initial business combination.

As a result of the foregoing, the ability of our executive officers, directors and existing holders to acquire our units or shares of our common stock in or following the completion of this offering (including the shares of common stock included in any units so acquired), vote the acquired shares in favor of our initial business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved. Because our existing holders purchased their initial securities at a lower price than the units being purchased by our public stockholders in this offering, our existing holders may profit from a business combination that would be unprofitable for our other public stockholders.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and amounts properly withdrawable from the trust account unless and until the initial business combination is consummated. Amounts available for such expenses are based upon our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and consummate our initial business combination. This estimate may prove to be inaccurate, especially if a portion of such amounts is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion of such amounts in pursuit of a business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and, thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may enter into agreements with consultants or financial advisors that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisors may have conflicts of interest.

If we agree to pay consultants or financial advisors fees that are tied to the consummation of our initial business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

Provisions in our certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interest. Our certificate of incorporation provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interest of stockholders. Furthermore, under our certificate of incorporation and bylaws, our directors may only be removed by a majority of our stockholders and only for cause. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flows, and book value, and will include any indebtedness of such businesses that we repay, refinance or assume in connection with the business combination. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or if any of our executive officers, directors or existing holders are affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the fair market value of the target business. In all other instances, we will have no obligation to obtain or provide our stockholders with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

The AMEX may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our units, and, after the date of separation, shares of common stock and warrants, will be listed on the AMEX on or promptly after the date of this prospectus or the date of separation, as the case may be. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Sections 101 (b) and (c) of the American Stock Exchange Company Guide, we cannot assure you that our securities will be, or will continue to be, listed on the AMEX in the future or prior to a business combination. In order to continue listing our securities on the AMEX prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally between $2,000,000 and $4,000,000) and a minimum number of public stockholders (generally between 300 and 400 stockholders). Additionally, our common stock cannot have what is deemed to be a “low selling price,” as determined by the AMEX. Additionally, in connection with our initial business combination, it is likely that the AMEX may require us to file a new initial listing application and meet its initial listing requirements, which are more rigorous than AMEX’s continued listing requirements. For instance, our stock price would generally be required to be at least $3 per share and our stockholders’ equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the “pink sheets.” As a result, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on the AMEX, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the AMEX, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the AMEX or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities on favorable terms, or at all.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

The net proceeds from this offering and the proceeds from the sale of the private placement warrants, after reserving $100,000 of the proceeds for our operating expenses, will provide us with approximately $142,665,470 (or $163,590,470 if the underwriters’ over-allotment option is exercised in full and assuming none of our public stockholders exercise their conversion rights), excluding deferred underwriting discounts and commissions, which we may use to consummate our initial business combination. Although we are permitted to consummate our initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the initial business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable).

As a result, we are likely to consummate our initial business combination with only a single business, which may have only a limited number of services or products. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Furthermore, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single business with which to consummate our initial business combination, we may seek to combine contemporaneously with multiple businesses or a portion of such businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and the general risk that a transaction will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate our initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for our initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve its operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, prospects, financial condition, liquidity, cash flows and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third party intellectual property rights and/or the availability of third party licenses; and

•	changes in, or costs imposed by, government regulation.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a target business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our business, prospects and financial condition and performance would likely suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern many of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this non-United States jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a target business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Our initial holders paid approximately $0.006 per initial unit for their initial units, and accordingly, you will experience immediate and substantial dilution from the purchase of the shares of our common stock included in the units being sold in this offering.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering represents dilution to you and the other investors in this offering. The fact that our initial holders purchased their initial units at a price of approximately $0.006 per initial unit prior to this offering has significantly contributed to this dilution. Assuming this offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 30.9% or approximately $3.09 per share of common stock (the difference between the pro forma net tangible book value per share of common stock of approximately $6.91 and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We may redeem your unexpired warrants prior to their exercise which may benefit holders of the private placement warrants.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, holders of the private placement warrants could potentially realize a larger gain on exercise or sale of their private placement warrants than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their private placement warrants, the value of their private placement warrants may also decline.

We may require holders of our warrants to exercise such warrants on a cashless basis which will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call the warrants included in the units offered hereby for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and their fair market value by (y) the fair market value and then would receive shares of common stock underlying the non-surrendered warrants. The “fair market value” shall mean the average closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate our initial business combination.

As part of the units being sold in this offering, we will be issuing warrants to purchase 15,000,000 shares of common stock (or 17,250,000 shares of common stock if the underwriters’ over- allotment option is exercised in full). In addition, in connection with the private placement, we will be issuing private placement warrants to our sponsors to purchase an aggregate of 3,750,000 shares of common stock. To the extent we issue shares of common stock to consummate our initial business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such warrants, when exercised, will significantly increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

Our executive officers, directors and existing holders have registration rights and such registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate our initial business combination.

Our executive officers, directors and existing holders are entitled to demand on up to three occasions that we register the resale of their initial securities, private placement warrants and shares of common stock issuable upon exercise of the initial warrants or the private placement warrants.

In addition, they also have certain “piggy-back” registration rights and the right to registration on Form S-3, to the extent that we are eligible to use Form S-3. If they exercise their registration rights with respect to all of their shares of common stock (including the shares of common stock issuable upon exercise of the initial warrants or the private placement warrants and assuming exercise in full of the underwriters’ over-allotment option), then there will be an additional 12,375,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our initial business combination or increase the cost of a target business in the event that we are unable to consummate our initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or demand greater consideration as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement or the availability of a current prospectus relating to the shares of common stock issuable upon exercise of our warrants will preclude investors from being able to exercise their warrants and such warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to shares of common stock issuable upon exercise of the warrants is available and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use commercially reasonable efforts to maintain an effective registration statement and the availability of a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and an available current prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a current prospectus relating to the common stock issuable upon the exercise of the warrants is not available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and current prospectus. If you are unable to exercise your warrants, the value of your warrants when they expire will be worthless.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon various factors, including our revenues and earnings, if any, cash balances, capital requirements and general financial conditions subsequent to the completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings (other than a portion of our interest income which will be used for working capital purposes) and, accordingly, our board does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our common stock, warrants and/or units.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company. Our plan is to acquire, hold, operate and grow for the long term one or more businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act are subject to registration and substantive regulation under the Investment Company Act. Companies that are subject to the Investment Company Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the Investment Company Act and related SEC rules and interpretations includes a company: (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

For example, if we were deemed to be an investment company under the Investment Company Act, we would be required to become registered under the Investment Company Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;

•	restrictions on the nature of our investments;

•	restrictions on our capital structure and use of multiple classes of securities; and

•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our plan of liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the

Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our audit committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, will own shares of our common stock prior to the completion of this offering, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and those proceeds properly withdrawable from the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business, prospects and financial condition and performance and the price of our securities.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained or be liquid. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the price of our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, as approved by the International Accounting Standards Board, or IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is unable within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Risks Related to the Entertainment and Media Industries

Although we may pursue acquisition opportunities in other industries, we intend to focus initially on businesses in the entertainment and/or media industries. Business combinations with entities with operations in the entertainment and/or media industries entail special considerations and risks. If we are successful in completing our initial business combination with a target business with operations in the entertainment and/or media industries, we will be subject to, and possibly adversely affected by, the following risks:

The speculative nature of the entertainment and media industries may result in our inability to produce products or services that receive sufficient market acceptance for us to be successful.

Certain segments of the entertainment and media industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular film, video- game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, we may be unable to produce products or services that receive sufficient market acceptance for us to be successful.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

The entertainment and media industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If following a business combination, the products or services that we market or sell are not accepted by the public, our profits may decline.

Certain segments of the entertainment, media and communications industries are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we are successful in acquiring a target business and the target business is the owner of patents, trademarks, copyrights and other intellectual property, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property or other rights of third parties it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to consummate a business combination with one or more target businesses or a portion of one or more target businesses;

•	expectations regarding competition for business combination opportunities and beliefs regarding the types of businesses that we can purchase;

•

executive officers and directors allocating their time to other businesses and conflicts of interest that might arise with our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	expectations regarding the involvement of our executive officers following a business combination;

•

belief that upon completion of the sale of the private placement warrants and this offering we will have sufficient funds to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time;

•

estimate regarding the operating expenses of our business before and after the consummation of our initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•

expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities with whom we do business;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the AMEX; and

•

intention to make liquidating distributions to our public stockholders as soon as reasonably possible if we have not consummated our initial business combination and we are obligated to terminate our corporate existence 24 months after the completion of this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option
Gross proceeds
This offering	$150,000,000	$172,500,000
Private placement warrants	3,750,000	3,750,000

Total gross proceeds	$153,750,000	$176,250,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds of this offering)(2)	$10,500,000	$12,075,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	15,000	15,000
SEC registration fee	6,780	6,780
FINRA filing fee	17,750	17,750
AMEX listing fee	70,000	70,000

Total offering expenses	10,984,530	12,559,530

Net proceeds after offering expenses	$142,765,470	$163,690,470
Net offering proceeds not held in the trust account(3)	(100,000)	(100,000)

Net proceeds held in the trust account for our benefit	$142,665,470	$163,590,470
Deferred underwriting discounts and commissions held in the trust account	5,250,000	6,037,500

Total amount held in the trust account	$147,915,470	$169,627,970

Percentage of the gross proceeds of this offering held in the trust account	98.6%	98.3%
Use of net proceeds not held in the trust account and amounts available from interest income earned (after taxes payable) on the trust account
Administrative fees relating to office space and administrative services ($10,000 per month for 2 years)	240,000	240,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)(4)	2,010,000	2,010,000

Total	$2,250,000	$2,250,000

(1)

A portion of the offering expenses will be paid from the funds we may receive in the form of loans from our sponsors as described below. These loans will be repaid out of the net proceeds of this offering.

(2)

Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds from the sale of the units in the offering, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate our initial business combination, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and commissions (except with respect to those units as to which the underlying shares of our common stock are converted into cash by public stockholders who vote against our initial business combination that was approved). If we fail to consummate our initial business combination meeting the criteria described herein prior to, 2010, the underwriters have agreed to waive their right to these deferred underwriting discounts and commissions. See the section entitled “Underwriting—Discounts and Commissions.”

(3)

The amount of net proceeds from this offering and the sale of the private placement warrants not held in the trust account will remain constant at $100,000 even if the underwriters’ over- allotment option is exercised.

(4)

$2,150,000 of interest income earned (after taxes payable) on the amounts held in the trust account, subject to adjustment, will be available to us to pay for our working capital requirements. However, if we determine that the size of this offering should be increased or the underwriters elect to exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering, which includes $100,000 of the net proceeds from this offering and from the sale of the private placement warrants not being held in the trust account.

After non-deferred expenses of this offering and the private placement, $147,915,470 (or $169,627,970 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes and interest income earned, after taxes payable, on the trust account of up to $2,150,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation (after payment or provision for our then current and estimated future liabilities in the case of a liquidation). All remaining proceeds held in the trust account, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions or will be released to public stockholders upon exercise of their conversion rights or to public stockholders entitled to receive liquidating distributions upon our liquidation, as the case may be. We may not use all of the funds remaining in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our equity or debt securities or other borrowings. In that event, the remaining proceeds held in the trust account will constitute working capital for our business after our initial business combination, subject to any claims arising prior to such event.

We have allocated $100,000 of the net proceeds from this offering and proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $2,150,000, subject to adjustment, of interest income, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements (interest rates on short-term obligations have declined significantly in recent months), or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriters exercise their over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in the trust account will be reduced from approximately $9.86 to approximately $9.83. In addition, assuming a 20% increase in the size of this offering, the per share conversion or liquidation price could decrease further by as much as $0.05.

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors, and also that it may include engaging a law firm, an accounting firm and/or other third party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and Messrs. Bernard and Haimovitz will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. Numerous factors contribute to the determination of the aggregate $10,000 monthly fee for general and administrative services paid to Messrs. Haimovitz and Bernard. Our two offices, one in Los Angeles and one in New York, are furnished and consist of approximately   square feet in the aggregate in suitable commercial locations. In addition, the charge also covers secretarial, administrative and other office-related costs, including supplies, systems, equipment and general office overhead, such as utilities. Further, certain fixed costs, such as certain insurance, will also be covered by the single charge. We believe that the $10,000 fee is reasonable and at least as favorable to us as the costs we would have to pay to obtain similar space and services from unaffiliated third parties for the same purposes. The space in Los Angeles will be leased from and/or shared with an entity affiliated with Shapiro Media. The space in New York City is shared with LWB Consulting. All payments made to our executive officers, directors and existing holders and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee, must be reviewed and approved by a majority of our disinterested directors.

While it is difficult to determine what the specific operating expenses of our business after consummation of our initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder’s fees or similar fees or compensation, to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawable by us from the trust account.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in the trust account as well as the interest income earned (after taxes payable) on the trust account of up to $2,150,000, subject to adjustment, that may be released to us will be sufficient to pay our costs prior to, and in connection with, our initial business combination as contemplated herein. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the availability, amount and cost of which is currently unascertainable and cannot be assured. To the extent that such costs exceed the amounts not held in the trust account and the interest income earned (after taxes payable) on the trust account of up to $2,150,000, subject to adjustment, that may be released to us from the trust account, such costs may not be reimbursed by us unless and until we consummate an initial business combination. The role of our executive officers and directors after an initial business combination is uncertain and we have no current ability to determine what remuneration, if any, will be paid to our executive officers and directors after our initial business combination. Our executive officers and directors may, as part of any such business combination, negotiate the repayment of some or all of the costs incurred by them that have not been reimbursed by us prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

If we do not have sufficient funds available to cover our costs, we may be required to seek additional financing from our executive officers, our directors, our existing holders or third parties. We may not be able to obtain additional financing on favorable terms, or at all, and no party, including our executive officers, our directors, our existing holders or third parties, is obligated to provide any additional financing to us. If we fail to obtain the necessary additional financing, we may be required to liquidate prior to consummating our initial business combination.

Our sponsors currently intend to lend us $150,000 prior to the completion of this offering for the payment of certain offering expenses. The loan will have an interest rate of  % and be payable on the earlier of the completion of this offering or January 31, 2009.

The net proceeds of this offering and the proceeds from the sale of the private placement warrants that are not immediately required for the purposes set forth above, as well as deferred underwriting discounts and commissions; will be held in the trust account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Other than (i) the repayment of the $150,000 loan described above and (ii) administrative services arrangement for services rendered to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf as described above, such as identifying potential target businesses and performing due diligence on suitable business combinations, subject to approval of our audit committee.

A public stockholder will be entitled to receive funds from the trust account, including interest income earned on their pro rata portion of the funds in the trust account (after taxes payable and after release of up to $2,150,000 of interest income earned, subject to adjustment, after taxes payable, to fund our working capital requirements, including the costs of our liquidation and after payment of or provision for our then existing and estimated future liabilities in the case of a liquidation) only in the event of our liquidation upon our failure to consummate our initial business combination meeting the criteria described herein prior to  , 2010 or if a public stockholder were to seek to convert shares of our common stock into cash in connection with our initial business combination that the public stockholder previously voted against and which we actually consummate (except as limited under “Risk Factors—Risks Relating to Our Company and the Offering—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering”). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any taxes and (ii) interest income earned, after taxes payable, on the trust account of up to $2,150,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the sale of the private placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriting discount and commissions, including amounts held in the trust account, no exercise of the underwriters’ over-allotment option and a corresponding forfeiture of 562,500 initial units by our existing holders.

As of January 31, 2008, our net tangible book value was of $10,000, or approximately $0.003 per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units (but excluding shares of common stock issuable upon exercise of the warrants included in the units) in this offering and the sale of the private placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,499,999 shares of common stock which may be converted into cash) as of January 31, 2008 would have been $98,400,839 or approximately $6.91 per share, representing an immediate increase in net tangible book value of approximately $6.90 per share to our existing holders and an immediate decrease in net tangible book value of approximately $3.09 per share or approximately 30.9% to new investors not exercising their conversion rights.

The table below illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units. In the event that the initial warrants or private placement warrants are exercised, particularly on a cashless basis, the dilution would be higher than as indicated in the table below.

Initial public offering price		$10.00
Net tangible book value before this offering and the sale of the private placement warrants	$0.003
Increase attributable to new investors in this offering and the sale of the private placement warrants	6.90

Pro forma net tangible book value after this offering and the sale of the private placement warrants		$6.91

Dilution to new investors not exercising their conversion rights		$3.09

The pro forma net tangible book value per share after this offering and the sale of the private placement warrants is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the private placement warrants	$10,000
Net proceeds from this offering and the sale of the private placement warrants (excluding deferred underwriting discounts and commissions)(1)	142,765,470
Less: Proceeds held in the trust account subject to conversion to cash	(44,374,631)

Total net tangible book value after this offering and the sale of the private placement warrants(2)	$98,400,839

Denominator:
Shares of common stock outstanding prior to this offering and the sale of the private placement warrants	3,750,000 (1)
Shares of common stock included in the units being sold in this offering	15,000,000
Less: Shares subject to conversion(3)	(4,499,999)

Total shares of common stock	14,250,001

(1)

Assumes no exercise of the underwriters’ over-allotment option and excludes 562,500 initial units subject to forfeiture. Includes $100,000 of net offering proceeds not held in the trust account for our benefit.

(2)

Includes the deduction for the deferred underwriting discounts and commissions ($0.35 per share, or $5,250,000 in the aggregate) which will be distributed to the underwriters upon closing of our initial business combination.

(3)	This table notes that we may be required to convert up to a maximum of 4,499,999 shares into cash in connection with our initial business combination.

The following table sets forth information with respect to our existing holders and the public stockholders:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing holders	3,750,000	(1)	20%	$25,000	0.02%	$0.007
Public stockholders	15,000,000		80%	150,000,000	99.98%	$10.000

Total	18,750,000		100%	$150,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and excludes 562,500 initial units subject to forfeiture.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at January 31, 2008; and

•

an as adjusted basis to give effect to the sale of the initial units to the existing holders and the sale of the private placement warrants, and the application of the estimated net proceeds derived from the sale of such securities.

	As of January 31, 2008
	Actual	As Adjusted
	(unaudited)
Common stock, $0.0001 par value, 0; and 4,499,999 shares which are subject to possible conversion, shares at conversion value (1)	—	$44,374,631

Stockholders’ equity:
Preferred stock, $0.0001 par value, 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 4,312,500 shares issued and outstanding and 14,250,001(2) shares issued and outstanding (excluding 4,499,999 shares subject to possible conversion), as adjusted	$431	1,425	(2)
Additional paid-in capital	24,569	98,414,414
Deficit accumulated during the development stage	(15,000)	(15,000)

Total stockholders’ equity	10,000	98,400,839

Total capitalization	$10,000	$142,775,470

(1)

If we consummate our initial business combination, the conversion rights afforded to our public stockholders, other than our existing holders, may result in the conversion into cash of up to 4,499,999 shares of common stock included in the units being sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), inclusive of any interest income earned thereon (after taxes payable and after release of up to $2,150,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option, of interest income earned, after taxes payable, thereon, to fund our working capital requirements), as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares of common stock included in the units being sold in this offering.

(2)	Assumes that the underwriters’ over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed on January 22, 2008 under the laws of the State of Delaware. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to focus initially on businesses in the entertainment and media industries, but we may pursue opportunities in other industries. Although our search will be primarily focused on businesses in North America, we may consider businesses outside of North America. We have not identified any specific countries, other than the United States, in which we intend to pursue target businesses. We do not have any specific business combination under current consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target businesses or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We intend to effect a business combination using cash from the net proceeds of this offering and the proceeds from the sale of the private placement warrants, the issuance of additional equity, the incurrence of debt or a combination of cash, stock and debt.

The issuance of additional equity or the incurrence of debt could have material consequences on our business, prospects, financial condition, liquidity and results of operations. Our issuance of additional equity (including, upon conversion of convertible debt securities) may:

•	significantly dilute the equity interests of our public stockholders;

•

cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

•	subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•

require us to dedicate a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to issue the initial units and to prepare for our proposed fundraising through this offering and the sale of the private placement warrants that will occur immediately prior to the completion of this offering. Following this offering, we will not generate any operating revenues until after consummation of our initial business combination. Immediately after the offering, we will begin paying monthly fees, in the aggregate, of $10,000 per month to Messrs. Bernard and Haimovitz and will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. We expect to incur substantially increased expenses after this offering as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the pursuit of our initial business combination.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in subscriptions for the initial units from Messrs. Haimovitz, Bernard, Piegza and Horowitz as more fully described herein. Our sponsors currently intend to lend us, in the aggregate, $150,000 prior to the completion of this offering for the payment of certain offering expenses. The loan will have an interest rate of  % and be payable on the earlier of the completion of this offering or January 31, 2009.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants in the private placement will be $142,765,470 (or $163,690,470 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $484,530 and underwriting discounts and commissions of $10,500,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), $147,915,470 (or $169,627,970 if the underwriters’ over-allotment is exercised in full) will be held in the trust account and $100,000 will not be held in the trust account. Funds not held in the trust account and interest income earned (after taxes payable) on the trust account of up to $2,150,000, subject to adjustment as described below, will be used by us to fund our working capital requirements. If we consummate our initial business combination, we will use $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (except with respect to those units as to which the underlying shares of our common stock are converted into cash by public stockholders who vote against our initial business combination that was approved). All the remaining net proceeds of this offering and the proceeds from the sale of the private placement warrants in the trust account, after the payment of deferred underwriting discounts and commissions, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our initial business combination or will be released to public stockholders upon exercise of their conversion rights or to public stockholders entitled to receive liquidating distribution upon our liquidation (after payment of or provision for our then existing and estimated future liabilities in the case of our liabilities), as the case may be. We may not use all of the proceeds in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our equity or debt. In that event, the proceeds held in the trust account, as well as proceeds held outside the trust account that have not been expended, will be used to finance the operations of the combined business or businesses and for other general corporate purposes.

We have allocated $100,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $2,150,000 of interest income, subject to adjustment, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. We do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination. We believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third parties are under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriters elect to exercise their over-allotment option, the amount of interest income we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust will be reduced from approximately $9.86 to approximately $9.83. In addition, assuming a 20% increase in the size of this offering, the per share conversion or liquidation price could decrease further by as much as $0.05.

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors, and also that it may include engaging a law firm, an accounting firm and/or other third party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and Messrs. Bernard and Haimovitz will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. We believe that, based on rents and fees for similar services in the City of New York and the Los Angeles, California, the fees charged by Messrs. Bernard and Haimovitz, respectively, are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our existing holders, executive officers and directors and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee, must be reviewed and approved by a majority of our disinterested directors.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest income earned (after taxes payable) on the trust account of up to $2,150,000, subject to adjustment, to fund such expenditures, and to the extent that the interest income earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to raise additional funds through the incurrence of debt or the issuance of additional equity if we become obligated to convert into cash a significant number of shares from dissenting stockholders. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Our initial business combination must be with one or more businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business consummation. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,132,376, assuming no exercise of the underwriters’ over-allotment option. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the incurrence of debt, would support the acquisition of such a target business. Such debt may take the form of a working capital or long-term debt facility, high-yield or convertible notes or mezzanine debt financing and, depending upon the business of the target entity, inventory, receivable or other secured asset-based financing. However, there can be no assurance that we will be able to obtain additional funds through equity or debt financings on favorable terms or at all. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required stockholder approval. We would only consummate such financing simultaneously with the consummation of our initial business combination. We will only seek stockholder approval of such financing as an item separate and apart from the approval of the overall transaction if such separate approval was required by applicable securities laws or the rules of the AMEX or other applicable securities exchange.

Related Party Transactions

On January 28, 2008, Jules Haimovitz, Ronald C. Bernard, Mark J. Piegza and Edward D. Horowitz purchased, in the aggregate, 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. On March 18, 2008, William J. Bell, Stanley E. Hubbard and Tom Wertheimer purchased, in equal amounts, an aggregate of 215,616 of those units from Messrs. Haimovitz, Bernard, Piegza and Horowitz at their original cost. Also on March 18, 2008, John J. Sie, Shapiro Media, and Nicholas Toms purchased 655,500, 409,692 and 409,692 units, respectively, from Messrs. Haimovitz, Bernard, Piegza and Horowitz, in equal amounts from each of them, at their original cost.

Our sponsors have agreed to purchase from us, in a private placement that will occur immediately prior to the closing of this offering, an aggregate of 3,750,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $3,750,000. The purchase price of the private placement warrants approximates their fair value. The closings of this offering and the private placement are conditional upon each other. The aggregate proceeds from the sale of the private placement warrants will be added to the net proceeds from this offering (excluding $100,000 in working capital) and held in the trust account (subject to certain permitted withdrawals) pending the consummation of our initial business combination. If we do not consummate a business combination that meets the criteria described in this prospectus within 24 months following completion of this offering, then the proceeds from the sale of private placement warrants will become part of the liquidating distribution to be made on a pro rata basis to our public stockholders.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that the private placement warrants (1) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees, (2) are not subject to redemption by us so long as they are held by our existing holders or their permitted transferees and (3) are subject, together with the shares of our common stock underlying such warrants, to the transfer restrictions described below. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a fair market value equal to such aggregate exercise price. Accordingly, we would issue fewer shares upon exercise and would not receive any proceeds to the extent the private placement warrants are exercised on a cashless basis. Warrants included in the units being sold in this offering are not exercisable at the option of the holder on a cashless basis, unless we require cashless exercise in connection with a call for redemption of those warrants. As a result, we will be required to issue the total number of shares of common stock underlying any exercised warrants included in the units sold in this offering and the exercise price with respect to such warrants will be paid in cash directly to us, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, the holders of the private placement warrants, could potentially realize a larger gain on exercise or sale of their private placement warrants than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their private placement warrants, the value of their private placement warrants may also decline.

The private placement warrants will not be exercisable at any time when a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective or a current prospectus relating to such shares is unavailable. Our sponsors have agreed that the private placement warrants will not be sold or transferred until the consummation of our initial business combination, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, our sponsors and their respective permitted transferees will be permitted to transfer their private placement warrants in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by JPMorgan Chase Bank, N.A. No commissions, fees or other compensation will be payable by us in connection with the sale of the private placement warrants.

Holders of the initial securities, the private placement warrants and any shares of common stock issuable upon exercise of the initial warrants or the private placement warrants are entitled to certain registration rights. Please see “Description of Securities—Registration Rights” for further information concerning these registration rights.

Our sponsors currently intend to lend us, in the aggregate, $150,000 prior to the completion of this offering for the payment of offering expenses. The loan will be payable on the earlier of the completion of this offering or January 31, 2009. Please see “Certain Relationships and Related Transactions” for further information concerning this loan. Additionally, we will pay Messrs. Bernard and Haimovitz a monthly fee, in the aggregate, of $10,000 for general and administrative services, including office space, utilities and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in the City of New York and Los Angeles, California, the fees charged by Messrs. Bernard and Haimovitz, respectively, are at least as favorable as we could have obtained from unaffiliated third parties.

Controls and Procedures

We do not currently, and are not currently required to, evaluate the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will be required to evaluate the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control over financial reporting. We expect that we will assess the internal control over financial reporting of our target business or businesses preceding the consummation of a business combination and will then adopt a schedule for implementation and testing of such additional controls as we may determine are required to make an assessment that we maintain an effective system of internal controls over financial reporting. A target business may not have been, or may not be, in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls over financial reporting. Small and mid-sized target businesses which we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal control over financial reporting and disclosure controls and procedures. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

In connection with our management’s report on internal control over financial reporting, we will retain our independent auditors to assess management’s report on internal control over financial reporting and to render its own opinion on such internal controls when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal control over financial reporting may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the proceeds from the sale of the private placement warrants, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of January 31, 2008, we did not have any off-balance sheet arrangements within the meaning of Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations of the type contemplated by Item 303(a)(5) of Regulation S-K other than as referred to in our financial statements and notes thereto. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more businesses or assets. We intend to focus initially on businesses and assets in the media and entertainment industries, but we may pursue opportunities in other industries. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

The media, entertainment and related industries encompass those companies which manage, create, produce, own, distribute and/or market entertainment and information content, products, communications and services to both domestic and international audiences and customers. The media and entertainment industry represents a large and expanding segment of the United States economy.

The rapid growth in these industries has been driven by the introduction of new technologies, distribution systems and the expansion of domestic and international markets. The latter part of the 20th century witnessed the introduction and widespread consumer acceptance of cable television, home video, video-games, compact discs, and the Internet. The beginning of the 21st century has witnessed the emergence of next-generation technologies and the convergence of platforms which have significantly strengthened growth opportunities for television content distribution through direct broadcast satellite and digital cable, video-game consoles, Internet, mobile and home video.

This market is also in transition as digital distribution is growing rapidly, not only playing an important role in conjunction with traditional distribution channels, but maturing into a new medium unto itself. More than 40% of total media and entertainment spending growth during the next five years will be generated through harnessing new technologies, such as online and wireless, which we believe will enable new content creation and distribution opportunities. We believe that recognizing the potential to create incremental value in assets that will play a role in this technological evolution is a core strength of our management team. Our management intends to utilize its expertise in creating value with a large array of media assets that have historically been under-exploited. Among the areas of particular interest to our management are businesses engaged in:

•	broadcast radio and television;

•	wired and wireless distribution of video content;

•	film, television and video content production and distribution;

•	programming networks;

•	recorded music, music publishing and other audio content production and distribution;

•	content distribution systems and production services;

•	video-game production and distribution;

•	motion picture production and motion picture studios;

•	digital media content and production;

•	Internet and mobile media production and distribution;

•	interactive television products and services;

•	sports marketing and entertainment marketing agencies;

•	live event entertainment and venue management;

•	advertising agencies and other advertising services, including direct marketing and directories;

•	media and marketing services;

•	talent management and representation;

•	intellectual property licensing, merchandising and exploitation;

•	newspaper, book, magazine, and specialty publishing;

•	motion picture exhibition and related services;

•	interactive commerce and e-commerce; and

•	broadband network operations.

Competitive Advantages

We believe we have the following competitive advantages over other entities with business objectives similar to ours:

Management Expertise

Our executive officers, special advisor and directors have substantial experience in identifying, acquiring and operating a wide variety of businesses, with particular focus on the media, entertainment and related industries. In addition, they have demonstrated consistent ability, in their careers, to identify attractive investment opportunities that have been neglected by others and to successfully invest ahead of major trends.

We believe that our management team’s and directors’ and special advisor’s significant operating, financial and transaction experience will enable us to rapidly identify attractive acquisition opportunities and evaluate potential operational improvements and merger-related synergies. We also believe that the team’s collective operating experience will complement the strengths of the target company’s existing management team if members of our management team remain with the combined company after the consummation of a business combination.

Jules Haimovitz, our Chairman and Chief Executive Officer, has 37 years of operating experience in the media and entertainment industry. Between July 2002 and July 2007, he was the Vice Chairman and Managing Partner of Dick Clark Productions. Prior to joining Dick Clark, Mr. Haimovitz was President of MGM Networks, Inc. and had also served as special consultant to the Chairman and CEO of Metro-Goldwyn-Mayer, Inc. From 1997-1999, Mr. Haimovitz was President and Chief Operating Officer of King World Productions Inc., the leading worldwide distributor of first-run syndicated programming such as Wheel of Fortune, Jeopardy! and The Oprah Winfrey Show. In 1993, he was appointed Chief Executive Officer of ITC Entertainment Group, which was later sold to PolyGram N.V. in 1995. He continued to serve as ITC’s Chief Executive Officer until 1997, overseeing the integration of ITC into PolyGram. Previously, he was President and Chief Operating Officer of Spelling Entertainment Inc., which was formed when he led a team that acquired Worldvision Enterprises Inc. and Laurel Entertainment Inc. and merged them with Aaron Spelling Productions Inc. Mr. Haimovitz served in that capacity until 1992, when the company was sold to American Financial Corp. Prior to Spelling Entertainment, Mr. Haimovitz held numerous senior executive positions at Viacom Inc. Mr. Haimovitz began his career with ABC Television in 1971. He currently serves on the Board of Directors of Blockbuster Inc., Infospace, Inc., TVN Entertainment and ImClone Systems Incorporated and, over the course of his career, has also served on the Board of Directors of DIVA Systems Corp., Video Jukebox Network Inc., Spelling Entertainment, Orion Pictures Corporation, Showtime, The Movie Channel and Lifetime. Mr. Haimovitz also currently serves on the Board of the Brooklyn College Foundation.

Ronald C. Bernard, our Chief Financial Officer and Treasurer, has 30 years of experience in the entertainment, sports and media industries in both operating and financial capacities. Since January 2003, he has been the President of LWB Consulting and has been working with a number of major private equity firms and venture capital firms in identifying and acquiring media properties. From 2000 to 2003, Mr. Bernard was CEO of Sekani, Inc., a media licensing and digital asset management company, that was sold to Corbis, Inc. Between 1993 and 2000, Mr. Bernard was President of NFL Enterprises, the media business division of the National Football League and, prior to that, he held a number of senior level positions at Viacom Inc., including serving as Corporate Treasurer. He also held senior executive positions at Viacom subsidiaries, such as Showtime Networks, where he was Chief Financial Officer and Executive Vice President of Operations, and President of Viacom Network Enterprises, where he was responsible for developing the pay-per-view and satellite television distribution businesses, as well as numerous cable networks. Mr. Bernard currently serves on the Advisory Board of the Sports Management Program at Syracuse University and also as a Director of Mentor, Inc., the Lauri Strauss Leukemia Foundation and the Sports and Entertainment Academy at the Kelley School of Business, Indiana University.

Mark Piegza, our President and Secretary, has 16 years of investment banking experience in the technology, media and telecommunications industries, over which time he has developed senior relationships across a broad range of sectors and companies and has executed a variety of transactions, including public and private offerings of debt and equity, merchant banking transactions, mergers, acquisitions, divestitures and restructurings. Since February 2008, Mr. Piegza has been the President of Convergence Advisors LLC, which provides advisory services to clients in the technology, media and telecommunications industries. Mr. Piegza was a Managing Director in the Technology, Media & Telecommunications Group, and its predecessor, at Banc of America Securities from February 2003 until October 2007. At Banc of America Securities, Mr. Piegza had global responsibility for the satellite sector and was also responsible for coverage of accounts in several other sub-sectors, including cable, diversified entertainment and sports. Prior to joining Banc of America Securities, Mr. Piegza was an Executive Director in UBS’ Media Group, focused on the satellite and broadband sectors. Prior to joining UBS, Mr. Piegza worked in the Media & Telecom Group, in New York and Hong Kong, of Donaldson, Lufkin & Jenrette from 1993 to 2000 and Credit Suisse First Boston (after its acquisition of Donaldson, Lufkin & Jenrette) from 2000 to 2001. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Piegza worked in the Mergers & Acquisitions Group at Citibank and had previously started his investment banking career in 1989 in the Mergers & Acquisitions Group at Drexel Burnham Lambert.

Edward D. Horowitz, our Special Advisor, has 38 years of operating and consulting experience in the technology, media and telecommunications industries. Since May 2005, Mr. Horowitz has been the President and CEO of SES AMERICOM, a market-leading satellite operator, and a member of the Executive Committee of its parent company, SES S.A. From July 2000 until May 2005, Mr. Horowitz was Chairman of EdsLink LLC, a New York City-based venture capital firm. He was also previously a Strategic Advisor to Cablevision’s Rainbow DBS Satellite Company and to NeuStar, Inc., the leading provider of neutral, third party clearing house services to the telecommunications industry. Between 1997 and 2000, Mr. Horowitz was Chairman of e-Citi, the unit of Citigroup created in 1997 to pioneer electronic commerce and related strategic initiatives. He was also Special Advisor to the Chairman and a member of Citigroup’s Management and Investment Committees. Prior to joining Citigroup, he held various positions at Viacom, including serving as Senior Vice President of Viacom Inc., Chairman and CEO of Viacom Interactive Media and also as a member of the Viacom Executive Committee. From 1974 to 1989, Mr. Horowitz held senior executive positions at Home Box Office (HBO), a subsidiary of Time Warner, and had earlier been a founder of Suburban Cable. Mr. Horowitz is recognized as a Cable TV Pioneer and currently serves on the Board of Trustees of the New York Hall of Science, the Kenan Institute for Ethics at Duke University and the March of Dimes. Mr. Horowitz also served as a director of iVillage Inc., a publicly held company comprised of online and offline media-based properties, from April 2003 until iVillage was acquired by NBC Universal, Inc. in May 2006. In connection with the acquisition, among other things, Mr. Horowitz served on the transaction committee of the Board of Directors of iVillage overseeing the acquisition solicitation process. He has also won many prestigious industry awards including GartnerGroup’s Excellence in Technology Award for his outstanding application of technology for business value and business return, the National Cable Television Association’s Presidents Award, and Lucent Technologies Bell Laboratories President’s Special Award for e-Citi’s innovative work in developing a future model for excellence in customer care.

William J. Bell is a member of our board of directors. Mr. Bell was a Vice Chairman of Cablevision Systems Corporation from 1986 until his retirement in December 2004. From 1978 until his appointment as a Vice Chairman, Mr. Bell served in various capacities at Cablevision Systems Corporation, including as Chief Financial Officer, Chief Operating Officer, Executive Vice President and President.

Stanley E. Hubbard is a member of our board of directors. Mr. Hubbard is Chairman and CEO of Hubbard Media Group, a subsidiary of Hubbard Broadcasting, Inc., of which he is a Vice President and a Director. Prior to joining Hubbard Media Group in  , Mr. Hubbard served as

President and CEO of U.S. Satellite Broadcasting, which, in partnership with DIRECTV, started the nation’s first direct broadcast satellite service in 1994. Mr. Hubbard is a director of Hubbard Broadcasting, Inc, Ovation LLC and Avenet, LLC.

Tom Wertheimer is a member of our board of directors. Since 1996, Mr. Wertheimer has been a consultant to NBC Universal and a number of other companies. From 1972 through 1995, Mr. Wertheimer served in various capacities at MCA, Inc., including as Executive Vice President, Director and member of the Executive Committee. His responsibilities there included worldwide television production and distribution (pay, cable and free), home video, MCA, Inc.’s interest in the USA and SciFi Channels, as well as Legal, Labor Relations, Internal Audit and Human Resources. Mr. Wertheimer retired from MCA, Inc. in 1996 after the sale of the company to The Seagram Company Ltd. From 1964 to 1972, he was the Vice President of Business Affairs of the American Broadcasting Company. He is currently a member of the Board of the KCRW Foundation, of which he was the Chairman for six years and a Trustee of Research to Prevent Blindness. From 1997 to 2006, Mr. Wertheimer served Macrovision Corp. as a Director and in various other capacities, including as Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. Mr. Wertheimer served from July 1995 to June 2001 as a member of the Columbia Law School Board of Visitors and has lectured at UCLA Law School.

Our executive officers currently may continue to be involved in our management following our initial business combination, but there is no assurance that they will. The roles that they would fulfill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them, the terms of which have not been determined.

Established Deal Sourcing Network

Our executive officers, special advisor and directors have built and maintained a broad network of professional contacts in the media, entertainment and related industries, which we intend to utilize to identify acquisition opportunities. These established relationships include, among others, industry entrepreneurs, executives and board members at various public and private companies, investment bankers, business brokers, private equity and venture capital firms, consultants, commercial bankers, attorneys and accountants. We believe this network will be of significant assistance in helping us identify potential business combination targets. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows, conventions and investment conferences. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise be available as a result of the track record and business relationships of our management, special advisor and directors.

Corporate Finance and Transactional Expertise

We believe, given our management team’s, special advisor’s and directors’ transaction experience and network of contacts within both the target industries and financial community, our team has the ability to identify, source, negotiate, structure, and close strategic investments of various types, including business combinations, joint ventures, and other strategic arrangements. Collectively, members of our team have been involved in numerous transactions ranging in size from several million dollars to several billion dollars, including deals such as Corbis, Inc.’s acquisition of Sekani, Inc., Viacom’s divestiture of Viewer’s Choice, the sale of King World Productions Inc. to CBS, sale of ITC Entertainment Group to PolyGram N.V., acquisition of Worldvision Enterprises Inc. and Laurel Entertainment Inc. and subsequent merger of combined entity into Aaron Spelling Productions Inc., which was ultimately sold to American Financial Corp.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would typically sell their equity interests in the target business for cash, shares of our common stock or for a combination of shares of our common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. The consideration for a business combination might also include the assumption, payment or refinancing of indebtedness of a target business. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than a traditional initial public offering. In a traditional initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With a trust account initially in the amount of approximately $142,665,470 (assuming no exercise of the underwriters’ over-allotment option), excluding deferred underwriting discounts and commissions, we offer a target business a variety of options, such as providing the owners of a target business with shares of common stock in a public company and the ability to sell such shares publicly, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt. Because we are able to consummate our initial business combination using our cash, debt or equity, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us on favorable terms, or at all.

Business Strategy: Initial Focus on Entertainment and Media Industries

We intend to focus our efforts initially on the media and entertainment and related industries. We believe that the size of the entertainment and media industries combined with the ongoing strategic activity within the industry, as reflected in the consistently high level of mergers and acquisitions, provides a compelling environment in which to initially seek our initial business combination. We will seek acquisition opportunities where we can apply our capital and our management’s and sponsor’s relationships and expertise to enhance the value of the acquired company. Attractive business combinations may exist in rapidly consolidating industry environments or in businesses that have not performed well in the past that demonstrate strong growth potential. Although our search will be primarily focused on businesses in North America, we may consider businesses outside of North America. We have not identified any specific countries, other than the United States, in which we intend to pursue target businesses.

The entertainment and media industries include entities of various types that provide a broad array of products and services to their clients.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into an initial business combination with a target business that does not meet all or any of these criteria and guidelines.

•	Established Companies with Proven Track Records and Potential For Earnings and Free Cash Flow Growth. We will seek to acquire established companies with a history of strong, stable operating and financial results. We also intend to focus on businesses that have, or are expected to build, predictable, recurring revenue and free cash flow streams with strong growth prospects. We may also consider businesses in need of refinancing or recapitalization that demonstrate significant potential for strong future financial performance. We do not intend to effect a business combination with start-up companies.

•

Unique Industry Position. We will seek to acquire a business that has strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will pursue businesses that are well positioned within their respective sectors, focusing on those that have a leading market position. We will consider businesses with compelling platforms or assets that are poised to gain from our industry and management expertise and relationship base.

•

Opportunity for Future “Bolt-On” Acquisitions. We will seek to make strategic acquisitions that complement other businesses we may acquire as a means to deliver enhanced value. We refer to these acquisitions as “bolt-on acquisitions.” Through the strategic use of bolt-on acquisitions, we believe we may be able to create value in several ways, including (i) achieving operational efficiencies; (ii) improving economies of scale; (iii) complementing capabilities and/or management; (iv) filling product gaps; (v) complementing organic growth initiatives by accelerating time to market for new product introductions; (vi) improving competitive position; and (vii) applying best practices across combined entities.

•

Hidden Value Opportunities. We may also seek to acquire valuable assets embedded in a business which could be made more valuable through improved management, technology, or enhanced operational efficiency, or which are in need of capital to exploit a developing market opportunity.

Although we will not specifically focus on, or target, any transaction with any affiliated entities, we may pursue such a transaction if we determine that such affiliated entity meets our criteria for a business combination as set forth in “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of Our Initial Business Combination” and such transaction is approved by a majority of our disinterested directors and we obtain an opinion from an independent investment banking firm that the business combination is fair, from a financial point of view, to our unaffiliated stockholders.

Consummating an Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of the foregoing as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants (after offering expenses and amounts paid to holders of common stock exercising their conversion rights) will be allocated to consummating our business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate a business combination with a target business using our capital stock and/or debt financing as all or part of the consideration to fund the initial business combination, any funds remaining in the trust account may used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may enter into an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter or that the price of the business combination will reflect such risks. Furthermore, some of those risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor have we engaged or retained any agent or other representative, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate. We will also not consummate an initial business combination with any entity that our management has had discussions with regarding a possible business combination through their other business activities. We will also not enter into a business combination with a target business that is affiliated with any of our officers, directors or founding stockholders or their affiliates, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently officers or directors, or (iii) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them unless, in each case, the business combination is on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transaction will require prior approval by a majority vote of our disinterested directors and us obtaining an opinion from an independent investment banking firm that the business combination is fair, from a financial point of view, to our unaffiliated stockholders.

Prior to completion of an initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party does not execute such a waiver, then our existing holders (other than our independent directors) will be liable, severally and not jointly, based on their respective proportionate ownership of the initial units owned by them, solely in the event of the liquidation of the trust account by means of direct payment to the trust account, for the potential claims made by such party for services rendered and goods sold, in each case to us (but in no event with respect to any claims by any lender or any other provider of financing to the Company), but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation. However, if a potential contracted party executes a waiver, then our existing holders will have no liability as to any claimed amounts owed to a contracted party. Obtaining trust fund waivers from contracting parties including prospective target businesses, vendors, and providers of financing, if any, and the contractual commitments we have received from our existing holders (other than our existing holders) discussed above, are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. There is no guarantee that these contracting parties will execute such waivers or, even if they execute such waivers, that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including funds in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Based on representations made to us by each of our existing holders (other than our independent directors), we currently believe that each of them is capable of funding a shortfall in our trust account to satisfy such existing holder’s foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that our existing holders will be able to satisfy those obligations. The warrant agreement under which our sponsors have agreed to purchase warrants in the private placement will include an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5,250,000, or approximately $6,037,500 if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses; provided that we will not acquire less than 50.1% of the voting securities of such target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. We may pay a finder’s fee to such unaffiliated sources, in our discretion, whether or not we solicited them to bring target businesses to our attention. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. The amount of any finder’s fees is typically negotiated between the parties and the payment of such finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, earn or be paid or awarded by us or a target business any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) by us or by a target business.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5,250,000, or approximately $6,037,500 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in a business combination;

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

Although we will not specifically focus on, or target, any transaction with any affiliated entities, we may pursue such a transaction if we determine that such affiliated entity meets our criteria for a business combination above and such transaction is approved by a majority of our disinterested directors and we obtain an opinion from an independent investment banking firm that the business combination is fair, from a financial point of view, to our unaffiliated stockholders.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not, nor will a target business, pay or award any finder’s or consulting fees to nor will any be earned by members of our management team, or any of their respective affiliates, for services rendered to or in connection with an initial business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, having a fair market value, individually or collectively, that is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. In the event we structure our initial business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we will not acquire less than a controlling interest, which would be greater than 50% of the voting securities of the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business or businesses, that we acquire must have a fair market value equal to at least 80% in our initial business combination of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. We do not intend to become a holding company for a minority interest in a target business in our initial business combination. Accordingly, prior to 24 months following the completion of this offering, we will seek to consummate our initial business combination with a business or businesses whose fair market value is equal to at least approximately $114,132,376, assuming no exercise of the underwriters’ over-allotment option. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or other equity financing and the number of shares of common stock that are convertible into a pro rata shares of the amount then on deposit in the trust fund as described below under “—Conversion Rights.” If we choose to consummate our initial business combination through a share-for-share exchange or to finance all or a portion of our initial business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then-current trading price for shares of our common stock, resulting in dilution of the equity interest of our then-current public stockholders. No financing arrangements have been entered into or are contemplated with any parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate our initial business combination for consideration in excess of our available assets at the time of such consummation.

In contrast to other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (less deferred underwriting discounts and commissions and taxes payable) for the minimum fair market value of the target business or businesses with which we may combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flows and book value and will include any debt of the target business or businesses that we assume, repay or refinance in connection with our initial business combination. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of Delaware law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion, unless one of our executive officers, directors or existing holders is affiliated with a target business. If our board of directors is not able to independently determine that the target has a sufficient fair market value to meet the threshold criterion, or one of our executive officers, directors or existing holders is affiliated with that target, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the fair market value of that target. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if (i) our board of directors independently determines that the target has sufficient fair market value to meet the threshold criterion and (ii) none of our executive officers, directors and existing holders is affiliated with that target. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

Issuance of Additional Debt or Equity

Depending on the valuation size of our target businesses, we may need to raise additional equity and/or debt financing to consummate our initial business combination. The mix of equity or debt would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs. It would also depend on general market conditions at the time, including prevailing interest rates and debt-to-equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target’s cash flows. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by additional equity, such as warrants. We cannot assure you that such financing would be available on favorable terms, or at all. The proposed funding for our initial business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Lack of Business Diversification

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one business at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy soliciting materials we distribute to our stockholders in connection with our initial business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and after taxes payable). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors—Risks Relating to the Company and the Offering—Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.”

Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination;

•	cause us to depend on the marketing and sale of a single service or product or limited number of services or products; and

•	result in our dependency upon the performance of a single business.

If we consummate our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions or to fund the operations of the combined business following our initial business combination. See “Risk Factors—Risks Relating to the Company and the Offering—We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited Ability to Assess the Target’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our initial business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current executive officers and directors will only be able to remain with us after the consummation of our initial business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional personnel or that such personnel will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although our current executive officers and directors may remain actively involved in our business after consummation of our initial business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If our current executive officers and directors choose to remain with us after our initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Our Initial Business Combination

Prior to the consummation of our initial business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by our public stockholders). The AMEX recommends that stockholders receive notice of any stockholder meeting a minimum of 20 days prior to the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days prior to the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our bylaws and Delaware law, which require us to provide at least ten days’ written notice, measured from the certification date of the mailing, before the date of any stockholders meeting. We will conduct any vote on our initial business combination, in accordance with the SEC’s proxy rules and the requirements of our certificate of incorporation and bylaws. In addition, even if our stockholders vote in favor of a business combination, under the terms of our certificate of incorporation, we will not consummate a business combination if public stockholders owning 30% or more of the shares of our common stock that are included in the units being sold in this offering both vote against the business combination and exercise their conversion rights. See “—Conversion Rights.” If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, or if a majority of our outstanding shares of common stock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence, we will not proceed with such proposed business combination, but we may continue to seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from completion of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy soliciting materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our existing holders have agreed to vote the shares of common stock (including shares of common stock included in the initial units) acquired by them prior to the completion of this offering, either for or against our initial business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders. Our existing holders have also agreed that they will not be eligible to exercise conversion rights with respect to those shares. In addition, our executive officers, directors and existing holders have agreed that they will vote any shares that they purchase in the open market in or after this offering in favor of our initial business combination. As a result, an executive officer, director or existing holder who acquires shares prior to, in or after this offering will not be eligible to exercise conversion rights for those shares if our initial business combination is approved by our public stockholders. We will proceed with the initial business combination only if (i) a majority of the shares of our common stock voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning up to one share less than 30% of the shares of our common stock included in the units being sold in this offering both vote against the proposed business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence. Voting against the initial business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account. To do so, a public stockholder must have also exercised the conversion rights described below.

After the consummation of our initial business combination, unless required by applicable Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to elect to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated; provided that a public stockholder, together with any affiliate or any other person with whom he, she or it is acting in concert or as a “group,” (within the meaning of Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Under Section 13(d)(3) of the Exchange Act, a “group” includes generally two or more parties acting in concert in connection with acquiring, holding or disposing of securities of an issuer. Our management, at the time a proposed business combination is submitted for stockholder approval, will determine whether stockholders are acting as a group as well as whether, how and under what circumstances those stockholders may challenge such determination and/or the extent to which such determination shall be binding. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or its affiliates. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns more than 10% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to the public stockholder some of the shares). By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), including interest income earned thereon (after taxes payable and after release of up to $2,150,000 of interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements), as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock included in the units sold in this offering. Assuming no exercise of the underwriters’ over- allotment option, the initial per share conversion price would be approximately $9.86 before interest, or approximately $0.14 less than the per unit offering price of $10.00. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held these shares since the record date for the stockholder meeting and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery of shares prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the company would not have any control over the process and the conversion right, to which stockholders were aware they needed to exercise before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they wish to seek to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (other than holding physical certificates registered in the stockholders’ name) and deliver those securities electronically, we believe delivery can usually be accomplished by the stockholder in a relatively short time simply by contacting the transfer agent or tendering broker and requesting delivery of the shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

In the event a stockholder tenders his shares and decides no later than the business day immediately preceding the stockholder meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares no later than the business day immediately preceding the stockholder meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the initial business combination but fails to properly exercise his conversion rights, such stockholder will not have his shares of common stock converted to a pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after consummation of our initial business combination. Public stockholders who convert their shares of our common stock into their share of the trust account will still have the right to exercise any warrants that they received as part of the units. We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares of common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on a threshold of holders of shares of our common stock held by the public stockholders exercising their conversion rights that is lower than the 30% threshold described above.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the completion of this offering. If the initial business combination is not approved or consummated for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their shares prior to the meeting, we will promptly return such shares to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that (i) they vote against the initial business combination and exercise their conversion rights and the initial business combination they voted against was duly approved and subsequently consummated, or (ii) in connection with our liquidation, whether or not they have previously delivered their shares for conversion without any further action on their part.

We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares that are included in the units being sold in this offering both vote against the proposed initial business combination and exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding up to in the aggregate one share less than 30% of the shares of common stock included in the units being sold in this offering voting against our initial business combination could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to consummate a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

Liquidation if No Business Combination

Our certificate of incorporation provides that we will continue in existence only until, 2010. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware

General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, with any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life by, 2010 as an obligation to our stockholders, and our executive officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to consummate our initial business combination within 24 months after the completion of this offering, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years (or such longer period as the Delaware Court of Chancery shall in its discretion direct) after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, providers of financing, if any, prospective target businesses and any other entities with whom we execute agreements waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that such vendors, providers of financing, prospective target businesses and other entities will execute such agreements, nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate or are required to make a conversion payment to stockholders, the per share distribution from the trust account could be less than approximately $9.86 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective shares of our common stock, an aggregate sum equal to the amount in the trust account, inclusive of any interest income, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing holders have waived their rights to participate in any liquidating distribution with respect to their initial shares. There will be no distribution from the trust account with respect to the initial warrants, the private placement warrants and the warrants included in the units being sold in this offering, which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including from amounts earned from interest income. If such funds are insufficient, our existing holders have agreed, severally, and not jointly, based on their respective proportionate ownership, to provide us with the funds necessary to complete such liquidation (currently anticipated not to exceed $125,000).

If we were unable to consummate our initial business combination and have expended all of the net proceeds of this offering and the proceeds from the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest income, if any (and after taxes payable and release of up to $2,150,000 of interest income, subject to adjustment, after taxes payable, available to us to fund working capital requirements), earned on the trust account, the per share liquidation price would be approximately $9.86, plus interest, or approximately $0.14 less than the per unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which will be prior to the claims of our public stockholders. If we are unable to consummate our initial business combination and are required to liquidate, our existing holders (other than our independent directors) have agreed that, solely in the event of the liquidation of the trust account, they will be severally, and not jointly, based on their respective proportionate ownership of the initial units owned by them, liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our public stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering (but in no event with respect to any claims by any lender or any other provider of financing to the Company) or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by our existing holders (other than our independent directors) specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our existing holders, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations made to us by each of our existing holders (other than our independent directors), we currently believe that each of them is capable of funding a shortfall in our trust account to satisfy such existing holder’s foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that any existing holder will be able to satisfy his or its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and any existing holder asserts that he or it is unable to satisfy his or its obligations or that he or it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against such existing holder to enforce such existing holder’s indemnification obligations. While we currently expect that our independent directors would take action on our behalf against each of our existing holders to enforce such existing holder’s indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.86 (or approximately $9.83 if the underwriters’ over allotment option is exercised in full).

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to make liquidating distributions to our public stockholders that they might otherwise receive.

We expect that our total costs and expenses associated with implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses related to our winding-up and liquidation. We believe that there should be sufficient funds available to us as working capital to fund the liquidation expenses from the proceeds not held in the trust account, plus interest income earned, after taxes payable, on the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after, 2010, 24 months from the completion of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and liquidation or if the stockholders seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is actually consummated by us. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the trust account.

Conflicts of Interest

For a more detailed discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

Certificate of Incorporation

Our certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of our certificate of incorporation would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of those provisions.

Neither we nor our board of directors will propose any amendment to those provisions, or support, endorse or recommend any proposal that stockholders amend any of those provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary duty our executive officers or directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares of common stock (minus one share) included in the units sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights (subject to the limitations described under “—Conversion Rights”) and that, despite such conversions, the business combination may still proceed.

Pursuant to our certificate of incorporation, our corporate existence will cease 24 months after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we consummate our initial business combination within this time period, in connection with the stockholder vote to approve our initial business combination, we will ask our stockholders to amend this provision to allow for our perpetual existence following such business combination.

Competition

In identifying, evaluating, and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our initial business combination within the required 24-month time period;

•

the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination may delay or prevent the consummation of a transaction;

•

the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the resources available to us to fund our initial business combination;

•	the existence of all of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire a business, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our executive officers and directors believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Facilities

We currently maintain our executive offices at 1325 Avenue of the Americas, New York, NY 10019. The cost for this space is included in the $10,000 per month fee that Messrs. Bernard and Haimovitz, collectively, will charge us for general and administrative services commencing on the effective date of this offering pursuant to a services agreement. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of the consummation of our initial business combination or our liquidation. We believe that based on rents and fees for similar services in the City of New York and Los Angeles, California, the fees which will be charged by Messrs. Bernard and Haimovitz, respectively, are at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have three executive officers. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, the amount of time each of our executive officers will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We may have employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered the units being sold in this offering under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on US GAAP or IFRS for such target business. We will provide these financial statements in the proxy soliciting materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for our initial business combination.

We will be required to comply with the internal control over financial reporting requirement of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target business may not have adequate internal control over financial reporting to allow us to comply with our Sarbanes-Oxley Act requirements. The process to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to consummate our initial business combination. Furthermore, weak internal controls of a target business may affect the reliability of our financial statements and our ability to meet our reporting obligations, which could materially and adversely affect us.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$147,915,470 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants will be deposited in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $142,665,470 from the net proceeds of this offering and the sale of the private placement warrants and $5,250,000 of proceeds attributable to the deferred underwriting discounts and commissions, less $100,000 of proceeds not held in the trust account.

$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $147,915,470 of net proceeds from this offering and the proceeds from the sale of the private placement warrants held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest income earned from funds held in the trust account

Interest income earned on funds held in the trust account (after taxes payable and after release of up to $2,150,000 of interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements, including the costs of our liquidation in such an event) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon liquidation.

Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account could not be released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the blank check company, interest or dividends earned on such funds up to the date of release may be released to the company. In particular, and to be distinguished from the right to receive interest earned from the funds held in the trust account, Rule 419 provides that proceeds deposited in the trust account and interest or dividends, if any, thereon, shall be held for the sole benefit of the purchasers of the securities.

Limitation on fair value or net assets of target business

The target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in the units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of termination of the underwriters’ over-allotment option or the exercise of such

No trading of the units or the underlying common stock and warrants would be permitted until the consummation of our initial business combination.
During this period, the securities would be held in escrow or the trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
option in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the net proceeds of this offering, including net proceeds from the underwriters’ exercise of their over-allotment option if any portion of such option has then been exercised. We will file this Form 8-K promptly after the completion of this offering. If any portion of the over-allotment option is exercised by the underwriters following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Exercise of the warrants

The warrants included in the units offered hereby and the private placement warrants, cannot be exercised until the later of the consummation of our initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect and a current prospectus relating to the shares of common stock, issuable upon exercise of the warrants included in the units offered hereby is available) and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the consummation of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (after taxes payable and after release of up to $2,150,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements); provided, however that no stockholder will be able to seek conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering and a stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination (or if holders of 30% or more of the shares of common stock included in the units sold in this offering both vote against the business combination and exercise

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her or its investment. Rule 419 does not limit the amount of funds on deposit that must be returned to an investor following a proper election. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

their conversion rights, or if a majority of our outstanding shares of common tock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence) but 24 months have not yet passed since the completion of this offering, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our initial business combination. If at the end of such 24 month period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (after taxes payable, and after release of up to $2,150,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements) and after payment of or provision for our liabilities.

Initial business combination deadline

Pursuant to our certificate of incorporation, our corporate existence will cease 24 months after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we consummate our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If our initial business combination has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

If we are unable to consummate a business combination within 24 months of the completion of this offering, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest income earned on the trust account not used to cover liquidation expenses (after taxes payable, and after release of up to $2,150,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements and after payment of or provision for our liabilities).

Release of funds held in the trust account

Except with respect to interest income earned on the trust account balance released to us to pay any taxes, after taxes payable, of up to $2,150,000 on the balance in the trust account, subject to adjustment, released to us to fund our working capital requirements, the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to consummate our initial business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. Liquidation will require stockholder approval of a plan of liquidation approved by our board of directors prior to releasing the proceeds held in the escrow account. However, since all securities are required to be held in the escrow or trust account, liquidation will not require solicitation of public stockholders or compliance with the SEC proxy rules. In the event our initial business combination is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name	Age	Position
Jules Haimovitz	57	Chief Executive Officer and Chairman of the Board of Directors
Ronald C. Bernard	64	Chief Financial Officer
Mark J. Piegza	40	President and Secretary
Edward D. Horowitz	60	Special Advisor
William J. Bell	68	Director
Stanley E. Hubbard	46	Director
Tom Wertheimer	59	Director

Jules Haimovitz

Jules Haimovitz, our Chairman and Chief Executive Officer, has 37 years of operating experience in the media and entertainment industry. Between July 2002 and July 2007, he was the Vice Chairman and Managing Partner of Dick Clark Productions. Prior to joining Dick Clark, Mr. Haimovitz was President of MGM Networks, Inc. and had also served as special consultant to the Chairman and CEO of Metro-Goldwyn-Mayer, Inc. From 1997-1999, Mr. Haimovitz was President and Chief Operating Officer of King World Productions Inc., the leading worldwide distributor of first-run syndicated programming such as Wheel of Fortune, Jeopardy! and The Oprah Winfrey Show. In 1993, he was appointed Chief Executive Officer of ITC Entertainment Group, which was later sold to PolyGram N.V. in 1995. He continued to serve as ITC’s Chief Executive Officer until 1997, overseeing the integration of ITC into PolyGram. Previously, he was President and Chief Operating Officer of Spelling Entertainment Inc., which was formed when he led a team that acquired Worldvision Enterprises Inc. and Laurel Entertainment Inc. and merged them with Aaron Spelling Productions Inc. Mr. Haimovitz served in that capacity until 1992, when the company was sold to American Financial Corp. Prior to Spelling Entertainment, Mr. Haimovitz held numerous senior executive positions at Viacom Inc. Mr. Haimovitz began his career with ABC Television in 1971. He currently serves on the Board of Directors of Blockbuster Inc., Infospace, Inc., TVN Entertainment and ImClone Systems Incorporated and, over the course of his career, has also served on the Board of Directors of DIVA Systems Corp., Video Jukebox Network Inc., Spelling Entertainment, Orion Pictures Corporation, Showtime, The Movie Channel and Lifetime. Mr. Haimovitz also currently serves on the Board of the Brooklyn College Foundation.

Ronald C. Bernard

Ronald C. Bernard, our Chief Financial Officer and Treasurer, has 30 years of experience in the entertainment, sports and media industries in both operating and financial capacities. Since January 2003, he has been the President of LWB Consulting and has been working with a number of major private equity firms and venture capital firms in identifying and acquiring media properties. From 2000 to 2003, Mr. Bernard was CEO of Sekani, Inc., a media licensing and digital asset management company, that was sold to Corbis, Inc. Between 1993 and 2000, Mr. Bernard was President of NFL Enterprises, the media business division of the National Football League and, prior to that, he held a number of senior level positions at Viacom Inc., including serving as Corporate Treasurer. He also held senior executive positions at Viacom subsidiaries, such as Showtime Networks, where he was Chief Financial Officer and Executive Vice President of Operations, and President of Viacom Network Enterprises, where he was responsible for developing the pay-per-view and satellite television distribution businesses, as well as numerous cable networks. Mr. Bernard currently serves on the Advisory Board of the Sports Management Program at Syracuse University and also as a Director of Mentor, Inc., the Lauri Strauss Leukemia Foundation and the Sports and Entertainment Academy at the Kelley School of Business, Indiana University.

Mark J. Piegza

Mark Piegza, our President and Secretary, has 16 years of investment banking experience in the technology, media and telecommunications industries, over which time he has developed senior relationships across a broad range of sectors and companies and has executed a variety of transactions, including public and private offerings of debt and equity, merchant banking transactions, mergers, acquisitions, divestitures and restructurings. Since February 2008, Mr. Piegza has been the President of Convergence Advisors LLC, which provides advisory services to clients in the technology, media and telecommunications industries. Mr. Piegza was a Managing Director in the Technology, Media & Telecommunications Group, and its predecessor, at Banc of America Securities from February 2003 until October 2007. At Banc of America Securities, Mr. Piegza had global responsibility for the satellite sector and was also responsible for coverage of accounts in several other sub-sectors, including cable, diversified entertainment and sports. Prior to joining Banc of America Securities, Mr. Piegza was an Executive Director in UBS’s Media Group, focused on the satellite and broadband sectors. Prior to joining UBS, Mr. Piegza worked in the Media & Telecom Group, in New York and Hong Kong, of Donaldson, Lufkin & Jenrette from 1993 to 2000 and Credit Suisse First Boston (after its acquisition of Donaldson, Lufkin & Jenrette) from 2000 to 2001. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Piegza worked in the Mergers & Acquisitions Group at Citibank and had previously started his investment banking career in 1989 in the Mergers & Acquisitions Group at Drexel Burnham Lambert.

Edward D. Horowitz

Edward D. Horowitz, our Special Advisor, has 38 years of operating and consulting experience in the technology, media and telecommunications industries. Since May 2005, Mr. Horowitz has been the President and CEO of SES AMERICOM, a market-leading satellite operator, and a member of the Executive Committee of its parent company, SES S.A. From July 2000 to May 2005, Mr. Horowitz was Chairman of EdsLink LLC, a New York City-based venture capital firm. He was also previously a Strategic Advisor to Cablevision’s Rainbow DBS Satellite Company and to NeuStar, Inc., the leading provider of neutral, third party clearing house services to the telecommunications industry. Between 1997 and 2000, Mr. Horowitz was Chairman of e-Citi, the unit of Citigroup created in 1997 to pioneer electronic commerce and related strategic initiatives. He was also Special Advisor to the Chairman and a member of Citigroup’s Management and Investment Committees. Prior to joining Citigroup, he held various positions at Viacom, including serving as Senior Vice President of Viacom Inc., Chairman and CEO of Viacom Interactive Media and also as a member of the Viacom Executive Committee. From 1974 to 1989, Mr. Horowitz held senior executive positions at Home Box Office (HBO), a subsidiary of Time Warner, and had earlier been a founder of Suburban Cable. Mr. Horowitz is recognized as a Cable TV Pioneer and currently serves on the Board of Trustees of the New York Hall of Science, the Kenan Institute for Ethics at Duke University and the March of Dimes. Mr. Horowitz also served as a director of iVillage Inc., a publicly held company comprised of online and offline media-based properties, from April 2003 until iVillage was acquired by NBC Universal, Inc. in May 2006. In connection with the acquisition, among other things, Mr. Horowitz served on the transaction committee of the Board of Directors of iVillage overseeing the acquisition solicitation process. He has also won many prestigious industry awards including GartnerGroup’s Excellence in Technology Award for his outstanding application of technology for business value and business return, the National Cable Television Association’s Presidents Award, and Lucent Technologies Bell Laboratories President’s Special Award for e-Citi’s innovative work in developing a future model for excellence in customer care.

William J. Bell

Mr. Bell is a member of our board of directors. Mr. Bell was a Vice Chairman of Cablevision Systems Corporation from 1986 until his retirement in December 2004. From 1978 until his appointment as a Vice Chairman, Mr. Bell served in various capacities at Cablevision Systems Corporation, including as Chief Financial Officer, Chief Operating Officer, Executive Vice President and President.

Stanley E. Hubbard

Mr. Hubbard, is a member of our board of directors. Mr. Hubbard is Chairman and CEO of Hubbard Media Group, a subsidiary of Hubbard Broadcasting, Inc., of which he is a Vice President and a Director. Prior to joining Hubbard Media Group in  , Mr. Hubbard served as President and CEO of U.S. Satellite Broadcasting, which, in partnership with DIRECTV, started the nation’s first direct broadcast satellite service in 1994. Mr. Hubbard is a director of Hubbard Broadcasting, Inc, Ovation LLC and Avenet, LLC.

Tom Wertheimer

Tom Wertheimer is a member of our board of directors. Since 1996, Mr. Wertheimer has been a consultant to NBC Universal and a number of other companies. From 1972 through 1995, Mr. Wertheimer served in various capacities at MCA, Inc., including as Executive Vice President, Director and member of the Executive Committee. His responsibilities there included worldwide television production and distribution (pay, cable and free), home video, MCA, Inc.’s interest in the USA and SciFi Channels, as well as Legal, Labor Relations, Internal Audit and Human Resources. Mr. Wertheimer retired from MCA, Inc. in 1996 after the sale of the company to The Seagram Company Ltd. From 1964 to 1972, he was the Vice President of Business Affairs of the American Broadcasting Company. He is currently a member of the Board of the KCRW Foundation, of which he was the Chairman for six years and a Trustee of Research to Prevent Blindness. From 1997 to 2006, Mr. Wertheimer served Macrovision Corp. as a Director and in various other capacities, including as Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. Mr. Wertheimer served from July 1995 to June 2001 as a member of the Columbia Law School Board of Visitors and has lectured at UCLA Law School.

Number and Terms of Directors

Our board of directors currently has four directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three- year term. The term of office of the first class of directors will expire at our first annual meeting of stockholders. The term of office of the second class of directors will expire at the second annual meeting. The term of office of the third class of directors will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. Our current directors have not been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and is not currently affiliated with such an entity.

Director Independence

The AMEX listing standards require that a majority of our board of directors be independent. Prior to the date hereof, our board of directors will determine that a majority of our board of directors consists of “independent directors” as defined in the AMEX listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the independent directors will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent directors will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The independent directors’ approval will be required for any affiliated party transaction.

Committees of the Board of Directors

Audit Committee

On completion of this offering, we intend to establish an audit committee that reports to the board of directors. Under the AMEX listing standards and applicable SEC rules, we are required to have three members on the audit committee, all of whom must be independent. However, because we expect to list our securities on the AMEX in connection with our initial public offering, we have one year to have our audit committee be comprised solely of independent members.

As of the date of this prospectus, each member of the audit committee is financially literate and our board of directors will determined that at least one member qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee will be responsible for:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our existing holders, executive officers or directors and their respective affiliates, other than a payment of an aggregate of $10,000 per month to Messrs. Bernard and Haimovitz for office space and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

On completion of this offering, we intend to establish a compensation committee that reports to the board of directors. As of the date of this prospectus, each member of the compensation committee is “independent” as defined in the rules of the AMEX and the SEC. The functions of our compensation committee include:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	subsequent to our consummation of our initial business combination, reviewing and approving the compensation of our executive officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing director and officer indemnification and insurance matters; and

•	following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

Governance and Nominating Committee

On completion of this offering, we intend to establish a governance and nominating committee, which will consist of members who are “independent” as defined in the rules of the AMEX. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our initial business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and proceeds properly withdrawable from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

In addition, our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics that applies to our officers, directors and employees.
We have filed a copy of our Code of Ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the
Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on
Form 8-K.

Conflicts of Interest

Certain of our existing holders undertake a wide range of activities. Accordingly, there may be situations in which an existing holder has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts may not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities or may be otherwise disadvantaged in some situations by our relationship to an existing holder.

Businesses to which our directors, officers or existing holders owe fiduciary duties are as follows:

•	Mr. Bernard is the President of LWB Consulting, which provides advisory services to private equity funds seeking to invest in companies in the entertainment industry.

•

Mr. Hubbard is a Vice President and Director of Hubbard Broadcasting, Inc., which is a leading operator of television stations in Minnesota, New York and New Mexico with a portfolio of a dozen television stations including ABC affiliates and NBC affiliates. Mr. Hubbard is also the Chairman and Chief Executive Officer of Hubbard Broadcasting, Inc.’s Hubbard Media Group which operates ReelzChannel and has a majority stake in the arts and leisure channel Ovation;

•

Mr. Haimovitz is a Director of Infospace, Inc. (NASDAQ: INSP) which is a leader in the Internet search market providing consumer product search engines and technology as well as customized meta-search solutions and similar services;

•	Mr. Haimovitz is a Director of ImClone Systems Incorporated (NASDAQ: IMCL) which is a biopharmaceutical company dedicated to developing biological medicines in the area of oncology;

•

Mr. Haimovitz is a Director of Blockbuster, Inc. (NYSE: BBI) which is the world’s largest video rental chain, with more than 7,800 company-owned or franchised stores in more than twenty countries and it also rents movies through its Internet site, Blockbuster Online; and

•

Mr. Horowitz is the President and CEO of SES AMERICOM. SES AMERICOM is a leading provider of satellite communications solutions, with a portfolio of satellite, broadcast, broadband and intellectual property services, including the delivery of high speed connectivity to transportation vehicles;

•	Mr. Piegza is the President of Convergence Advisors LLC which provides advisory services to clients in the technology, media and communication business; and

•	Allen Shapiro is the President of Mosaic Media Group. Mosaic Media Group is a talent management firm that represents performers.

Our independent directors are also affiliated with other entities. We do not, however, expect to rely on our independent directors to present business opportunities to us and therefore do not believe that they will have a material effect on our ability to consummate a business transaction.

Without limiting the foregoing, the following describes some of the potential conflicts that could arise:

General

•

The initial shares and initial warrants, the private placement warrants and any additional securities owned by and our directors and by our executive officers will be released from escrow only if a business combination is successfully completed, and the warrants held by our and our directors and by our executive officers and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our existing holders will not receive liquidation distributions with respect to any of their initial shares. For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•

Our executive officers and directors may purchase shares of common stock as part of this offering or in the secondary market. If they do, they have agreed to vote such shares in favor of our initial business combination.

You should also be aware of the following potential conflicts of interest:

•

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	None of our executive officers and directors has any obligation to present us with any opportunity for a potential business combination of which they become aware. Our sponsors and/or our management, in their other endeavors, may choose or be obligated to present potential business combinations to third parties before they present such opportunities to us. As a result, you should assume that to the extent any of our executive officers or directors identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director may first present such opportunity to such other entity or entities, and he or she will only present such opportunity to us to the extent such other entity or entities first reject or are unable to pursue such opportunity.

•

In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware, unless the particular opportunity was expressly offered to the independent director solely in his capacity as one of our directors.

•

Unless we consummate our initial business combination, our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our executive officers and directors could influence our executive officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in our stockholders’ best interest. Specifically, our executive officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•

Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•

Approximately $3,775,000 of our existing holders’ investment in us will be lost if we do not consummate a business combination prior to  , 2010. This amount is comprised of consideration paid by them for the initial securities and the private placement warrants. These amounts are in addition to claims made against the trust account by creditors who have not executed waivers of claims.

•

Our existing holders will own collectively 20% of our common stock upon completion of this offering. This significant ownership interest may dissuade potential acquirers from seeking control of us after we consummate our initial business combination.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting our investment criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business combination opportunity with respect to our investment criteria. The above mentioned conflicts may not be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on favorable terms.

We have agreed not to consummate a business combination with an entity which is affiliated with our existing stockholders, executive officers or directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction, which will be comprised of independent directors. We currently do not anticipate entering into a business combination with an entity affiliated with our sponsors or our directors.

In connection with the vote required for any business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, if any, with respect to our initial business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders (excluding our existing holders) and, as a result, will not have conversion rights. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in any units so purchased) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination and that they will vote all shares owned by them in favor of amending our certificate of incorporation to provide for our perpetual existence, thereby revoking the 24 month limitation on our corporate life. In addition, our existing holders have agreed to waive their right to participate in any liquidating distribution with respect to the initial shares. Furthermore, our executive officers, directors and existing holders will not have conversion rights with respect to any shares acquired in or following the completion of this offering.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, (assuming no purchase of units in this offering by the persons listed in this table) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the initial warrants or the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

			As Adjusted for this Offering
Name of Beneficial Owners(1)	Number of Shares before this Offering	Percentage of Outstanding Common Stock	No Exercise of Over-allotment Option		Full Exercise of Over-allotment Option
			Number of Shares	Percentage of Outstanding Common Stock(2)	Number of Shares	Percentage of Outstanding Common Stock(2)
Ronald C. Bernard(3)	655,500	15.2%	570,000	3.0%	655,500	3.0%
Jules Haimovitz(4)	655,500	15.2%	570,000	3.0%	655,500	3.0%
Edward D. Horowitz(5)	655,500	15.2%	570,000	3.0%	655,500	3.0%
Mark J. Piegza(6)	655,500	15.2%	570,000	3.0%	655,500	3.0%
John J. Sie(7)	655,500	15.2%	570,000	3.0%	655,500	3.0%
Shapiro Media Ventures LLC(8)	409,692	9.5%	356,254	1.9%	409,692	1.9%
Nicholas Toms(9)	409,692	9.5%	356,254	1.9%	409,692	1.9%
William J. Bell(10)	71,872	1.67%	62,497	.3%	71,872	.3%
Stanley E. Hubbard(11)	71,872	1.67%	62,497	.3%	71,872	.3%
Tom Wertheimer(12)	71,872	1.67%	62,497	.3%	71,872	.3%
All directors and officers as a group (6 persons)	2,182,116	50.6%	1,897,491	10.1%	2,182,116	20%

(1)	Unless otherwise noted, the business address of each of the following is 1325 Avenue of the Americas, New York, NY 10019.

(2)	Assumes no exercise of any warrants included in the units.

(3)

Mr. Bernard is currently our Chief Financial Officer. His units include 85,500 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over-allotment option.

(4)

Mr. Haimovitz is our Chairman of the Board of Directors and Chief Executive Officer. His units include 85,500 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(5)	Mr. Horowitz is our special advisor. His units include 85,500 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over-allotment option.

(6)	Mr. Piegza is our President and Secretary. His units include 85,500 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(7)	Mr. Sie’s units include 85,500 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(8)

These shares are owned of record by Shapiro Media. Allen Shapiro is the sole managing member of Shapiro Media. Mr. Shapiro disclaims beneficial ownership of 292,637 units owned of record by Shapiro Media. Shapiro Media’s units include 53,438 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(9)	Includes 53,448 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(10)

Mr. Bell is a member of our board of directors. His units include 9,375 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(11)

Mr. Hubbard is a member of our board of directors. His units include 9,375 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

(12)

Mr. Wertheimer is a member of our board of directors. His units include 9,375 shares of common stock that will be forfeited to us to the extent that the underwriters do not exercise their over allotment option.

If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

In addition, in connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock included in any units so acquired), they will vote all such acquired shares in favor of our initial business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence.

We have agreed that we may not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge, or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer any new units, shares of common stock, preferred stock, options or warrants to acquire shares of common stock or preferred stock, or securities convertible into or exercisable or exchangeable for shares of common stock, preferred stock or units, or publicly announce the intention to do any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. We have also agreed that we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest or other amount is payable with respect thereto until and unless we consummate our initial business combination or the filing of any registration statement necessary to issue securities in connection with our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The restrictions described above do not apply to issuances by us pursuant to or in connection with any initial business combination.

Our existing holders and each of our executive officers and directors have entered into a lock-up agreement with us. Under the terms of this agreement, subject to certain limited exceptions, our existing holders have agreed that they will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or make any demand for, or exercise any right for the registration of (i) any initial securities until one year following the consummation of our initial business combination, unless, subsequent to our initial business combination, (A) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period, or (B) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities, or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange), (ii) any units or shares of our common stock (whether part of the units offered hereby or not) purchased in connection with this offering or in the secondary market, until one year following our initial business combination, (iii) any warrants purchased in this offering or in the secondary market, until after our initial business combination, and (iv) any of their private placement warrants or the shares underlying such private placement warrants, until after the consummation of our initial business combination. These exceptions include transfers to permitted transferees, who agree in writing to be bound by such transfer restrictions.

Other than the repayment of the $150,000 loan described under “Certain Relationships and Related Transactions,” the payment of $10,000 per month, in the aggregate, to Messrs. Bernard and Haimovitz in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or for any services they render in order to consummate our initial business combination.

For a more detailed discussion of conflicts of interest, please see the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 28, 2008, Jules Haimovitz, Ronald C. Bernard, Mark J. Piegza and Edward D. Horowitz purchased, in the aggregate, 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. On March 18, 2008, William J. Bell, Stanley E. Hubbard and Tom Wertheimer purchased, in equal amounts, an aggregate of 215,616 of those units from Messrs. Haimovitz, Bernard, Piegza and Horowitz at their original cost. Also on March 18, 2008, John J. Sie, Shapiro Media, and Nicholas Toms purchased 655,500, 409,692 and 409,692 units, respectively, in the aggregate from Messrs. Haimovitz, Bernard, Piegza and Horowitz, in equal amounts from each of them, at their original cost.

We will enter into an agreement with our sponsors pursuant to which our sponsors have agreed to purchase an aggregate of 3,750,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $3,750,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

Our existing holders will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. Our existing holders can elect to exercise these registration rights at any time beginning three months prior to the date on which the transfer restriction period applicable to such securities expires although they will not be entitled to sell or otherwise transfer any such securities until after the applicable transfer restriction period expires. In addition, our existing holders have certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to the shares of common stock that they acquire prior to this offering. Our executive officers, directors and existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders (excluding any units that our executive officers, directors purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market). Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock included in any units so required), they will vote all such acquired shares in favor of our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence. Accordingly, our executive officers, directors and existing holders will not have any conversion rights with respect to the shares of common stock acquired prior to, in or following the completion of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against our initial business combination that is ultimately approved and consummated.

Our sponsors currently intend to lend us, in the aggregate, $150,000, at an interest rate of  %, prior to the completion of this offering for the payment of offering expenses. The loan will be repaid upon the earlier of the completion of this offering or January 31, 2009. Additionally, we will pay Messrs. Bernard and Haimovitz monthly fees, in the aggregate, of $10,000 for general and administrative services, including office space, utilities and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in the City of New York and the Los Angeles, California, the fees charged by Messrs. Bernard and Haimovitz, respectively, are at least as favorable as we could have obtained from unaffiliated third parties.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses for our initial business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Other than the repayment of the $150,000 loan described above, the payment of $10,000 per month to Messrs. Bernard and Haimovitz in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or for any services they render in order to consummate our initial business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 150,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. Immediately after the completion of this offering, we will have 18,750,000 shares of common stock outstanding. The underwriting agreement and our certificate of incorporation prohibits us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination; provided that, we may issue additional equity in connection with consummating our initial business combination.

Units

Units Being Sold in this Offering

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option to purchase additional units to cover over-allotments or the exercise of such option in full. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriters’ exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if any portion of such over-allotment option is exercised by the underwriters after such time, we will file an additional Current Report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriters’ exercise of their over-allotment option.

Initial Securities

On January 28, 2008, Jules Haimovitz, Ronald C. Bernard, Mark J. Piegza and Edward D. Horowitz purchased, in the aggregate, 4,312,500 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per unit, in a private placement. On March 18, 2008, William J. Bell, Stanley E. Hubbard and Tom Wertheimer purchased, in equal amounts, an aggregate of 215,616 of those units Messrs. Haimovitz, Bernard, Piegza and Horowitz at their original cost. Also on March 18, 2008, John J. Sie, Shapiro Media, and Nicholas Toms purchased 655,500, 409,692 and 409,692 units, respectively, in the aggregate from Messrs. Haimovitz, Bernard, Piegza and Horowitz, in equal amounts from each of them, at their original cost. The initial units and related components will be identical to the units being sold in this offering and related components, except that:

•	the existing holders are subject to the transfer restrictions described below;

•	the initial units are immediately separable into initial shares and initial warrants;

•

the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock are voted by the public stockholders in connection with the votes required to approve our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence and, as a result, will not be able to exercise conversion rights (as described below) with respect to their initial shares;

•	the existing holders have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our initial business combination;

•	the initial warrants will not be redeemable by us so long as they are held by our existing holders or their permitted transferees;

•

the initial warrants will not be exercisable unless and until (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning one year after the consummation of our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants included in the units being sold in this offering and a current prospectus relating to the shares of common stock issuable upon exercise of such warrants; and

•	the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees.

Our existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial units (including the common stock to be issued upon exercise of the initial warrants) until one year after the date of the consummation of our initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Notwithstanding the foregoing, the existing holders are permitted to transfer their initial securities (including the common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock voted by our public stockholders in connection with our initial business combination and the related amendment to our certificate of incorporation to provide for our perpetual existence and waive any rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our initial business combination. For so long as the initial securities (including the common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by JPMorgan Chase Bank, N.A.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our existing holders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in units so acquired) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination. However, our executive officers, directors and existing holders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, including the election and removal of directors.

We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, public stockholders owning up to one share less than 30% of the shares of common stock included in the units being sold in this offering both vote against the proposed initial business combination and exercise their conversion rights as discussed above and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest income not previously released to us to fund working capital requirements and after any taxes payable, which taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not consummate our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, after taxes payable. Our existing holders have waived their right to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to shares of common stock acquired by them prior to this offering. However, our executive officers, directors and existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired (including shares of common stock included in units acquired) by any of them in or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our executive officers, directors and existing holders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the initial business combination is approved and consummated. Public stockholders who convert their shares of common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 500,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account or which votes as a class with the common stock on a business combination, but we may issue preferred stock in connection with the consummation of our initial business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time, unless the warrants have previously expired, commencing on the later of:

•	the consummation of the initial business combination; or

•	one year from the date of this prospectus;

provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon the exercise of the warrants is available.

We have agreed to use commercially reasonable efforts to have an effective registration statement covering shares of our common stock issued upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed by us.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time on  , 2013, unless we have redeemed the warrants prior to that time. If we elect to redeem the warrants, we will have the option to require all holders who elect to exercise their warrants prior to redemption to do so on a cashless basis. We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to warrant holders, (y) a registration statement under the Securities Act covering shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established this last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrants prior to the scheduled redemption date. There can be no assurance that the price of our common stock will not fall below the $13.75 per share trigger price or the $7.50 per share warrant exercise price after the redemption notice is delivered. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

If we call the warrants included in the units being sold in this offering for redemption, our management will have the option to require all holders that elect to exercise such warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value and then would receive shares of common stock underlying the non-surrendered warrants. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Such warrants may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on a cashless basis.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date (or, in the case of redemption, prior to the redemption date) at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied (except in the event we have required cashless exercise of the warrants in connection with a redemption) by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our commercially reasonable efforts to maintain an effective registration statement and to make available a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration or earlier redemption of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants or otherwise permit the warrants to be exercised in the absence of an effective registration statement or a currently available prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if holders are prohibited from exercising the warrants because an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not currently available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units being sold in this offering will not be exercisable at the option of the holder on a cashless basis, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis. The initial warrants and the private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants will be identical to the warrants included in the units being sold in this offering, except that:

•	the private placement warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees;

•	the private placement warrants will not be redeemable by us so long as they are held by our existing holders or their permitted transferees; and

•

our sponsors have agreed, subject to certain exceptions, not to sell or otherwise transfer the private placement warrants until after consummation of our initial business combination, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. However, holders of the private placement warrants and their permitted transferees may make transfers of their private placement warrants in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).

If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants being tendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that the private placement warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise the private placement warrants on a cashless basis is appropriate. We would not receive any proceeds to the extent the warrants are exercised on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any taxes and (ii) interest income earned, after taxes payable, on the trust account of up to $2,150,000, subject to adjustment in the case of an increase in the size of this offering or if the underwriter exercises its over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, New York, New York.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Staggered board of directors

Our certificate of incorporation, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size serving staggered terms of three years each. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Removal of Directors

Under our certificate of incorporation and bylaws, directors may only be removed by a majority of our stockholders for cause.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chairman, chief executive officer or secretary.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us, whichever is later. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after the completion of this offering, we will have 18,750,000 shares of common stock outstanding (or 21,562,500 shares if the underwriters’ over-allotment option is exercised in full). Of these shares, the 15,000,000 shares sold in this offering (or 17,250,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares (or 4,312,500 shares if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, except in limited circumstances, (i) the private placement warrants, including the shares of common stock issuable upon exercise of those warrants, will not be transferable until after the consummation of our initial business combination and (ii) the initial securities issued to the existing holders will not be transferable until one year following the consummation of our initial business combination, unless, (solely in the case of this clause (ii)) subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange). For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, provided that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the American Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions and notice requirements and require that we have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our existing holders will be able to sell the initial securities and the private placement warrants (and shares of common stock underlying the initial warrants and the private placement warrants) pursuant to Rule 144 without registration one year after we have completed our business combination.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on and after February 15, 2008 giving effect to the amendment thereto is available to stockholders of blank check companies and their transferees one year after the consummation of a business combination by the blank check company and the blank check company’s filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year on a timely basis. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our initial business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year on a timely basis.

Registration Rights

Our existing holders will be entitled to make up to three demands that we register the 4,312,500 initial units (including the shares and warrants included in the initial units) and the 3,750,000 private placement warrants and the shares for which they are exercisable pursuant to an agreement to be signed prior to the date of this prospectus. Our existing holders may elect to exercise their registration rights at any time beginning on the date three months prior to the expiration of the applicable transfer restrictions, but will not be entitled to sell those securities until the applicable lock- up periods have expired. The lock-up period for the initial securities (including the common stock and warrants included in the initial units and the common stock issuable upon exercise of such warrants) expires on the date that is one year after the consummation of the initial business combination, and the restricted transfer period for the private placement warrants expires on the consummation of our initial business combination, in each case subject to exceptions permitting earlier transfers. Our directors will have “piggy-back” registration rights with respect to the shares of common stock that they own prior to the completion of this offering, subject to the same limitations with respect to the transfer restriction period. In addition, our existing holders have certain “piggy-back” registration rights with respect to the shares held by them on registration statements filed by us on or subsequent to the expiration of the applicable transfer restriction period and registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our existing holders will waive any claims to monetary damages, but not other remedies, for any failure by us to comply with the requirements of the registration rights agreement prior to the consummation of an initial business combination.

Listing

We have applied to have our units listed on the AMEX under the symbol “GEH.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “GEH” and “GEH.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101 (b) and (c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $3.00 per unit.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased at initial issuance pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-United States tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the United States dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of, or the tax consequences to, partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our units, common stock or warrants through such entities. The tax treatment of a partnership or other pass-through entity and each partner or member thereof will generally depend upon the status and activities of the entity and such partner or member. A holder that is treated as a partnership or other pass-through entity for United States federal income tax purposes and persons who hold our units, common stock or warrants through such an entity should consult their own tax advisor regarding the United States federal income tax considerations applicable to them of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and which may be subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined for United States federal income tax purposes) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined for United States federal income tax purposes). As used in this prospectus, the term “United States holder” means a beneficial owner of our securities that is a U.S. person and the term “non-United States holder” means a beneficial owner of our securities that is not a U.S. person or a partnership or other entity treated as a partnership for United States federal income tax purposes.

This discussion is only a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. In addition, pursuant to this treatment, a holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a United States holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period and other applicable requirements are satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period and other requirements are met, qualified dividends received by a non-corporate United States holder generally will be subject to tax at the maximum United States federal income tax rate applicable to long-term capital gains for taxable years beginning on or before December 31, 2010, after which the United States federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights”, will affect a United States holder’s ability to satisfy the applicable holding period requirements with respect to the dividends received deduction or the application of the long-term capital gains tax rate to qualified dividends, as the case may be, since such United States holder’s holding period for such purposes with respect to the common stock may be reduced for any period in which such conversion rights remain in effect.

Dividends paid to a non-United States holder that are not effectively connected with the non-United States holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-United States holder who wishes to claim the benefit of an applicable income tax treaty withholding rate with respect to such dividends will generally be required to, among other things, complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty. If our common stock is held through certain foreign intermediaries, compliance with certain certification requirements of applicable United States Treasury Regulations may be required. These forms and certifications must be periodically updated. Non-United States holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-United States holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or fixed base maintained by the non-United States holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-United States holder complies with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment under an applicable income tax treaty received by a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we currently intend to withhold 10% of any distribution that exceeds our estimate of our current and accumulated earnings and profits, which withheld amount may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a United States holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the United States holder’s holding period with respect to the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights”, will affect a United States holder’s ability to satisfy the applicable holding period requirements, since such United States holder’s holding period with respect to the common stock may be treated as not beginning until after such conversion rights are no longer in effect. In general, a United States holder will recognize gain or loss on a disposition of our common stock in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the United States holder’s adjusted tax basis in the share of common stock. A United States holder’s adjusted tax basis in the common stock generally will equal the United States holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate United States holder generally will be subject to a maximum United States federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations.

Any gain realized by a non-United States holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an income tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the non-United States holder), (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” (as defined in Section 897 of the Code) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held the common stock, and, if the shares of our common stock are regularly traded on an established securities market, the non- United States holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held our common stock. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, non-United States holders are urged to consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Net gain realized by a non-United States holder described in clauses (1) and (3) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-United States holder described in clause (1) of the preceding paragraph may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-United States holder described in clause (2) of the preceding paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax. The gross proceeds from transactions described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

We do not believe that we currently are a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests (as defined in Section 897 of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder before and after such conversion (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are further explained below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion and, immediately after the conversion, the holder must own (actually and constructively) less than 50% of the total combined voting power of all classes of stock entitled to vote. In general, there will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion generally will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, possibly to the holder’s adjusted tax basis in its warrants or to other common stock held by persons whose stock is constructively owned by such holder.

Tax Consequences of an Investment in our Warrants

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a United States holder will not be required to recognize gain or loss for United States federal income tax purposes upon its exercise of a warrant. The United States holder’s tax basis in the share of our common stock received upon exercise of a warrant by such United States holder generally will be an amount equal to the sum of the United States holder’s initial investment in the warrant (i.e., the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $7.50 per share of our common stock). The United States holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The United States federal income tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is treated as a recapitalization or is otherwise not a gain recognition event for United States federal income tax purposes. Under either of these characterizations, a United States holder’s tax basis in the shares of our common stock received upon the cashless exercise of warrants would equal the United States holder’s aggregate tax basis in the warrants used to effect the cashless exercise. If the cashless exercise of warrants were to be treated as a recapitalization, the holding period of the shares of our common stock received in the cashless exercise would include the holding period of the warrants. If the cashless exercise of warrants were not treated as a recapitalization but were to otherwise be treated as not being a gain recognition event, a United States holder’s holding period in the shares of our common stock received in the cashless exercise may be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants, rather than including the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized for United States federal income tax purposes. In such event, a United States holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. Under one possible analysis, the United States holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the United States holder’s tax basis in the warrants deemed surrendered. Provided that the warrants were held by a United States holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In such case, a United States holder’s tax basis in the shares of our common stock received in the cashless exercise would equal the sum of the fair market value of the warrants deemed surrendered and the United States holder’s tax basis in the warrants deemed exercised. Under such characterization, a United States holder’s holding period for the shares of our common stock received in the cashless exercise would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrants.

The United States federal income tax treatment of a non-United States holder’s exercise of a warrant generally will correspond to the United States federal income tax treatment of the exercise of a warrant by a United States holder and the United States federal income tax treatment of a non-United States holder’s gain, if any, recognized from a cashless exercise of warrants will generally correspond to the United States federal income tax treatment of a non-United States holder’s gain recognized upon a sale or other taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Due to the absence of authority regarding the United States federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise) or redemption of a warrant, a United States holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the United States holder’s tax basis in the warrant (that is, the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a United States holder will recognize a loss in an amount equal to the United States holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the United States holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

The United States federal income tax treatment of a non-United States holder on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the United States federal income tax treatment of a non-United States holder on a taxable disposition of our common stock. In this regard, it should be noted that if we are treated as a “United States real property holding corporation” for United States federal tax purposes, gain on a disposition of our warrants as well as on our common stock may be subject to United States federal income tax, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, under certain circumstances, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock. See “—Dividends and Distributions” above.

Federal Estate Tax

Shares of our common stock and warrants owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to United States federal estate tax. Non-United States holders should consult their own tax advisors with respect to any United States federal estate tax consequences.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of any distributions made to such holder on our common stock and the tax withheld with respect to such distributions, regardless of whether withholding was required. In the case of a non-United States holder, copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-United States holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

Information reporting and possible backup withholding also generally apply to proceeds of a disposition of our common stock or warrants by a United States holder.

A non-United States holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code, or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

Holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

We intend to offer the units through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Joseph & Co. Inc. and Ladenburg Thalmann & Co. Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of units listed opposite their names below.

Underwriters	Number of Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan, Joseph & Co. Inc.
Ladenburg Thalmann & Co. Inc.

Total

The underwriters have agreed to purchase all of the units sold under the purchase agreement if any of the units are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public, and to reject orders in whole or in part.

Determination of Offering Price

We have been advised by the representatives that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the media and entertainment industries at attractive values;

•	our capital structure;

•	an assessment by our management of companies in the media and entertainment industries and our management’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $   per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $   per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount, and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Unit	Without Option	With Option
Public Offering price	$10.00	$150,000,000	$172,500,000
Underwriting discount (1)	$.70	$10,500,000	$12,075,000
Proceeds, before expenses, to us	$9.30	$139,500,000	$160,425,000

(1)

The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $484,530.

Over-allotment Option

We have granted an option to the underwriters to purchase up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional units proportionate to that underwriters’ initial amount reflected in the above table.

Escrow of Existing Stockholder’s Securities

On or before the date of this prospectus, our existing stockholders will place the securities it owned before this offering, including the shares and warrants included in the units purchased in the private placement, into an escrow account maintained by JPMorgan Chase Bank, N.A., acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares and warrants will not be transferable during the escrow period and will not be released from escrow until the earlier of:

•	our liquidation; and

•

one year following the consummation of the initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property.

However, if (1) during the last 17 days of the one-year period, we issue material news or a material event relating to us occurs or (2) before the expiration of the one-year period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the one-year period, the one-year period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Notwithstanding the foregoing, the existing holders will be permitted to transfer their initial securities (including the common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our initial business combination.

American Stock Exchange Listing

We have applied to have the units listed on the American Stock Exchange. If the units are listed on the American Stock Exchange, the units will be listed under the symbol GEH.U on or promptly after the date of this prospectus. If the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols GEH and GEH.WS, respectively. We cannot assure you that our securities will be approved for listing or, if approved, will continue to be listed, on the American Stock Exchange.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

If the underwriters create a short position in the units in connection with the offering, i.e., if they sell more units than are listed on the cover of this prospectus, the representatives may reduce that short position by purchasing units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the units to stabilize its price or to reduce a short position may cause the price of the units to be higher than it might be in the absence of such purchases.

The representatives may also impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase units in the open market to reduce the underwriters’ short position or to stabilize the price of such units, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those units. The imposition of a penalty bid may also affect the price of the units in that it discourages resales of those units.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

Electronic Distribution

A prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters of this offering. Other than the electronic prospectus, the information on the websites of the underwriters is not part of this prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters that may make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Hughes Hubbard & Reed LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

The financial statements as of January 31, 2008 and for the period from January 22, 2008 (date of inception) through January 31, 2008 included in this prospectus have been so included in reliance on the report of Amper, Politziner & Mattia, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS
GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation In The Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION

We have audited the accompanying balance sheet of Global Entertainment & Media Holdings Corporation (a development stage company) as of January 31, 2008, and the related statements of operations, stockholders’ equity, and cash flows for the period from January 22, 2008 (inception) to January 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Entertainment & Media Holdings Corporation as of January 31, 2008 and the results of its operations and its cash flows for the period from January 22, 2008 (inception) to January 31, 2008 in conformity with United States generally accepted accounting principles.

/s/ Amper, Politziner & Mattia, P.C.
February 8, 2008
Edison, NJ

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
BALANCE SHEET
January 31, 2008

ASSETS
Current assets:
Cash	$25,000

Total assets	$25,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$15,000

Total current liabilities	15,000
Commitment and contingencies
Stockholder’s equity:
Preferred stock, $0.0001 par value per share (500,000 shares authorized; none issued or outstanding)	—
Common stock, $0.0001 par value per share (150,000,000 shares authorized; 4,312,500 shares issued and outstanding)	431
Additional paid-in capital	24,569
(Deficit) accumulated during the development stage	(15,000)

Total stockholder’s equity	10,000

Total liabilities and stockholder’s equity	$25,000

See accompanying notes to financial statements

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
STATEMENT OF OPERATIONS
For the Period from January 22, 2008 (Date of Inception)
through January 31, 2008

Formation costs and operating costs	$15,000

Net loss for the period before income taxes	(15,000)
Provision for income taxes	—

Net loss applicable to common stockholders	$(15,000)

Net loss per share:
Weighted average shares outstanding, basic and diluted	4,312,500

Net loss per share, basic and diluted	$(0.00)

See accompanying notes to financial statements

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the Period from January 22, 2008 (Date of Inception)
through January 31, 2008

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stockholder’s Equity
	Shares	Amount
Balance at January 22, 2008 (inception)	—	$—	$—	$—	$—
Common shares issued January 28, 2008	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	(15,000)	(15,000)

Balance at January 31, 2008	4,312,500	$431	$24,569	$(15,000)	$10,000

See accompanying notes to financial statements

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
STATEMENT OF CASH FLOWS
For the Period from January 22, 2008 (Date of Inception)
through January 31, 2008

Cash flows from operating activities:
Net loss	$(15,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	15,000

Net cash used in operating activities	—
Cash flows from financing activities:
Proceeds from sale of shares of common stock	25,000

Net cash provided by financing activities	25,000

Net increase in cash	25,000
Cash at beginning of period	—

Cash at end of period	$25,000

See accompanying notes to financial statements

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations, Significant Accounting Policies and Going Concern Considerations

Global Entertainment & Media Holdings Corporation (the “Company”) was incorporated in Delaware on January 22, 2008 for the purpose of acquiring one or more businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more businesses or assets. The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At January 31, 2008, the Company had not commenced operations. All activity through January 31, 2008 relates to the Company’s formation and its ability to begin operations is dependent upon the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to begin operations is contingent upon obtaining financial resources through a public offering of up to 15,000,000 units (the “Units”) which is discussed in Note 2 (“Proposed Public Offering”). The Company’s management has discretion with respect to the net proceeds of the Proposed Public Offering, although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward a business combination with one or more businesses (the “Business Combination”). Upon the closing of the Proposed Public Offering, the Company has agreed that approximately $9.86 per Unit (or $9.83, if the underwriters’ over-allotment option is exercised in full) of the net proceeds related to the Proposed Public Offering and a Private Placement discussed in Note 2 and Note 4 will be held in a trust account (the “Trust Account”) and invested in United States “government securities” within the meaning of Section (2)(a)(16) of the Investment Company Act of 1940 having a maturity of one hundred eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of the Business Combination or (ii) liquidation of the Company. The remaining net proceeds of approximately $100,000 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The proceeds held in the Trust Account will not be released until the earlier of the consummation of the Company’s initial Business Combination or the Company’s liquidation, but the following amounts may be released to the Company from the Trust Account prior to such time: (i) interest income earned on the Trust Account balance to pay any taxes; and (ii) interest income earned, after taxes payable, on the Trust Account of up to $2,150,000, subject to adjustment, to fund the Company’s working capital requirements, including, in such an event, the costs of the Company’s liquidation.

The Company will be required to obtain stockholder approval for the Business Combination. In the event that stockholders owning 30% or more of the shares included in the Units sold in the Proposed Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

The Company’s stockholders prior to the Proposed Public Offering (the “Initial Stockholders”) purchased founders units (the “Founders Units”), which consist of one share of common stock and one warrant. The warrants included in the Founders Units entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share and become exercisable commencing one year after the consummation of the initial Business Combination if and when the closing price of the common stock exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning one year after the Business Combination and may be exercised on a cashless basis at the holder’s option. The warrants included in the Founders Units expire five years from the date of the prospectus relating to the Proposed Public Offering and in the event of a liquidation as described below, the warrants included in the Founders Units will not participate in

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

any distributions from the Trust Account and will expire worthless. The Initial Stockholders have agreed to vote their shares of common stock included in their Founders Units in accordance with the majority of the shares of common stock voted by other stockholders of the Company (the “Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable and the Initial Stockholders will be able to vote its shares independently of the Public Stockholders. The Initial Stockholders will agree, subject to certain exceptions, that the Founders Units, including the common stock and Warrants issued as part of the Founders Units and the common stock underlying the Warrants, acquired on January 28, 2008 will not be sold or otherwise transferred until one year after the consummation of an initial Business Combination without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated unless, subsequent to the initial Business Combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in the Initial Stockholders having the right to exchange their shares for common stock for cash, securities or other property.

A Public Stockholder who voted against an approved and consummated Business Combination and elected conversion will be entitled to convert his or her shares into a pro rata share of the Trust Account, subject to certain limits to be described in the prospectus relating to the Proposed Public Offering. Accordingly, Public Stockholders holding up to one share less than 30% of the total number of shares included in the Units sold in the Proposed Public Offering may seek conversion of their shares in the event a Business Combination is consummated. The per share conversion price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting discounts and commissions), including accrued interest income thereon, after taxes payable and after interest income earned, after taxes payable, on the Trust Account balance previously released to the Company as described above, as of two business days prior to the proposed consummation of the Business Combination, divided by the number of shares of common stock included in the Units sold in the Proposed Public Offering.

The Company’s certificate of incorporation provides that the Company will continue in existence until 24 months from the effective date of the registration statement governing the Proposed Public Offering (“Effective Date”), and, unless the Company has completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate. Upon dissolution, the Company will distribute to all of the Public Stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, plus any remaining net assets.

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the proposed public offering price per Unit in the Proposed Public Offering.

The Company’s Initial Stockholders have waived their rights to participate in any liquidating distribution, but only with respect to those shares of common stock owned by them prior to the Proposed Public Offering. They will participate in any liquidating distribution with respect to any shares of common stock acquired by them in connection with or following the Proposed Public Offering.

Loss Per Share—Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants included in the Founders Units, as calculated using the treasury stock method. During the period from January 22, 2008 (date of inception) through January 31, 2008, the warrants included in the Founders Units were contingently exercisable (on the later of the

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

consummation of a business combination and one year from the effective date of the prospectus). Consequently, the effect of their conversion into shares of common stock has been excluded from the calculation of diluted loss per share.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and accompanying notes and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The deferred tax benefit relating from the net loss for the period has been fully reserved.

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from January 22, 2008 (date of inception) through January 31, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

New Accounting Pronouncements—Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Considerations—At January 31, 2008, the Company had $25,000 in cash and working capital of $10,000. Further, the Company has incurred a loss and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Public Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. The founders currently intend to lend the Company, in the aggregate, $150,000 prior to the completion of the offering for the payment of certain offering expenses.

Concentration of Credit Risk—The Company maintains its cash with a major financial institution, which may exceed federally insured limits during the period January 22, 2008 (inception) through January 31, 2008.

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to additional 2,250,000 units solely to cover over-allotments, if any). Each Unit consists of one share of Common Stock and one Redeemable Common Stock Purchase Warrant (the “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of the consummation of the initial Business Combination or one year from the date of the prospectus relating to the Proposed Public Offering and expiring 5 years from the date of the prospectus. There will be no distribution from the Trust Account with respect to the Warrants in the event of liquidation as described in Note 1 above, and such Warrants will expire worthless.

The Company may redeem the Warrants at any time after the Warrants become exercisable, at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the closing price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In addition, in accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering, the Company is only required to use its reasonable efforts to maintain the effectiveness of the registration statement relating to common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to settle the Warrant exercise on a cashless basis. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Public Offering may effectively pay the full Unit price solely for the shares of common stock included in the Units.

The Company intends to enter into an agreement with the underwriters of the Proposed Public Offering (the “Underwriting Agreement”). The Underwriting Agreement will require the Company to pay 3.5% of the gross proceeds of the Proposed Public Offering as an underwriting discount plus an additional 3.5% of the gross proceeds only upon consummation of a Business Combination. The Company will pay an underwriting discount of 3.5% ($5,250,000) in connection with the consummation of the Proposed Public Offering and will place 3.5% of the gross proceeds ($5,250,000) in the Trust Account. The underwriters have waived their right to receive payment of the 3.5% of the gross proceeds upon the Company’s liquidation if the Company is unable to complete a Business Combination. The Company will not pay any discount related to the warrants sold in the private placement.

3. Related Party Transactions

The Company presently occupies office space in New York and California provided at no cost by Ronald C. Bernard and Jules Haimovitz, initial founders, who will agree to make such office space and administrative services, including secretarial support, available to the Company until a Business Combination is consummated or the Company liquidates. The Company will agree to pay Ronald C. Bernard and Jules Haimovitz $2,200 per month and $7,800 per month, respectively, for such services commencing on the effective date of the registration statement governing the Proposed Public Offering.

4. Commitment and Contingencies

The Company intends to grant the underwriters a 30-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any.

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

The Initial Stockholders and/or their permitted transferees have waived or will waive their right to receive distributions with respect to the shares of Common Stock included in the Founders Units upon the Company’s liquidation.

The Initial Stockholders will agree in a private placement (“Private Placement”) to purchase from the Company, in the aggregate, 3,750,000 warrants for $3,750,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur immediately prior the completion of the Proposed Public Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account.

The Sponsors’ Warrants issued in the Private Placement will be identical to the warrants included in the Units to be sold and issued in the Proposed Public Offering, except that the private placement warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (ii) are not subject to redemption by the Company.

The Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) will be entitled to registration rights with respect to the Founders Units or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the Common Stock included in the Founders Units are entitled to elect to exercise these registration rights commencing one year after the consummation of the Business Combination. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholder and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the expiration of the applicable transfer restriction periods.

Based on observable market prices, the Company estimated $0.94 per warrant for the insider warrants to represent the fair value of such warrants on the date of purchase. The valuation is based on observations of market prices of warrants issued in connection with comparable initial public offerings by blank check companies of units with similar terms, including: (i) units consisting of one share and one warrant, priced at $10.00 per unit, (ii) each warrant having an exercise price of $7.50 per share, and (iii) each warrant having a five year life. However, the actual fair value of the warrants and any stock-based compensation will be determined on the offering date. Consequently, the company’s actual results may deviate from these expectations

5. Equity Securities

Founders Units—On January 28, 2008, the Company sold to Ronald Bernard, Jules Haimovitz, Edward D. Horowitz and Mark J. Piegza, in the aggregate, 4,312,500 Founders Units each unit of which consists of one share of common stock and one warrant, for $25,000 at a purchase price of approximately $0.006 per unit. Those Founders Units assume that in the Proposed Public Offering, the underwriters exercise their over-allotment option in full. Should the underwriters not exercise the over-allotment option in full, up to 562,500 Founders Units are subject to forfeiture so that Founders Units, in the aggregate, comprise 20% of issued and outstanding units immediately after the Proposed Public Offering.

Preferred Stock—The Company is authorized to issue 500,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock—The Company is authorized to issue 150,000,000 shares of common stock with a par value of $0.0001 per share.

Through and including _______, 2008 (the 25th day after the date of this prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

15,000,000 Units
Global Entertainment & Media Holdings Corporation
Common Stock and Warrants

PROSPECTUS

Merrill Lynch & Co.
Morgan Joseph & Co. Inc.	Ladenburg Thalmann & Co. Inc.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

________, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Transfer agent’s fees	$18,000	(1)
SEC registration fee	6,780
FINRA filing fee	17,750
AMEX filing and listing fee	70,000
Accounting fees and expenses	15,000
Printing and engraving expenses	75,000
Directors and officers liability insurance premiums	100,000	(2)
Legal fees and expenses	300,000
Miscellaneous	97,470

Total	700,000

(1)

Represents the fees charged by the American Stock Transfer & Trust Company for acting as transfer agent of our common stock for the first year, as warrant agent for our warrants and as trustee for our initial units and private placement warrants.

(2)

This amount represents the approximate amount of director and officer liability insurance annual premiums the registrant anticipates paying over two years following the consummation of its initial public offering and until it consummates a business combination.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Tenth of our certificate of incorporation provides:

“The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Since our inception on January 22, 2008, we sold an aggregate of 4,312,500 units in a private placement and we will sell 3,750,000 warrants in a private placement without registration under the Securities Act:

Stockholders	Number of Securities
Ronald C. Bernard, Jules Haimovitz, Edward D. Horowitz and Mark J. Piegza	4,312,500 units
Ronald C. Bernard, Jules Haimovitz, Edward D. Horowitz, Mark J. Piegza, John J. Sie, Shapiro Media Ventures LLC and Nicholas Toms	3,750,000 warrants

In March 2008, Messrs. Haimovitz, Bernard, Piegza, and Horowitz sold an aggregate of 1,690,500 units to John J. Sie, Shapiro Media Ventures LLC, Nicholas Toms, William J. Bell, Stanley

E. Hubbard and Tom Wertheimer. The following table reflects the current ownership of our outstanding units:

Stockholders	Number of Securities
Jules Haimovitz	655,500 units
Ronald C. Bernard	655,500 units
Edward D. Horowitz	655,500 units
Mark J. Piegza	655,500 units
John J. Sie	655,500 units
Shapiro Media Ventures LLC	409,692 units
Nicholas Toms	409,692 units
William J. Bell	71,872 units
Stanley E. Hubbard	71,872 units
Tom Wertheimer	71,872 units

The 4,312,500 units were issued on January 28, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.006 per unit.

In addition, Ronald C. Bernard, Jules Haimovitz, Edward D. Horowitz, Mark J. Piegza, John J. Sie, Shapiro Media, and Nicholas Toms have committed to purchase from us, in the aggregate, 3,750,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,750,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

The obligations to purchase the warrants undertaken by Ronald C. Bernard, Jules Haimovitz, Edward D. Horowitz, Mark J. Piegza, John J. Sie, Shapiro Media Ventures LLC, and Nicholas Toms were made pursuant to a private placement warrant subscription agreement, dated as of  , 2008 (the form of which was filed as Exhibit 10.8 to the Registration Statement on Form S-1). Such obligations were made prior to the effectiveness of the Registration Statement, and the only conditions to the obligations undertaken by such persons are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the warrants and the units was made prior to the filing of the Registration Statement relating to the public offering and, therefore, the purchase of these securities constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.*
5.1	Opinion of Hughes Hubbard & Reed LLP.*
8.1	Opinion of Hughes Hubbard & Reed LLP regarding tax matters.*
10.1	Form of Letter Agreement among the Registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each holder of outstanding units.
10.2	Form of Securities Escrow Agreement between the Registrant, JP Morgan Chase Bank, N.A. and all holders of outstanding units.

Exhibit No.	Description
10.3	Subscription Agreement among the Registrant and Ronald C. Bernard.
10.4	Subscription Agreement between the Registrant and Jules Haimovitz.
10.5	Subscription Agreement between the Registrant and Mark J. Piegza.
10.6	Subscription Agreement between the Registrant and Edward D. Horowitz.
10.7	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company.
10.8	Form of Private Placement Warrant Subscription Agreement between the Registrant and each Sponsor.
10.9	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.10	Form of Registration Rights Agreement among the Registrant and all holders of outstanding units.
10.11	Form of Services Agreement between the Registrant and Jules Haimovitz regarding office space and administrative services.
10.12	Form of Service Agreement between the Registrant and Ronald C. Bernard regarding office space and administrative services.
10.13	Purchaser Representation Letter (John J. Sie).
10.14	Purchaser Representation Letter (Shapiro Media Ventures LLC).
10.15	Purchaser Representation Letter (Nicholas Toms).
10.16	Purchaser Representation Letter (William J. Bell).
10.17	Purchaser Representation Letter (Stanley E. Hubbard).
10.18	Purchaser Representation Letter (Tom Wertheimer).
10.19	Form of Promissory Note of the Registrant to each Sponsor.
14	Form of Code of Ethics.
23.1	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).*
23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 8.1).*
23.3	Consent of Amper, Politziner & Mattia, P.C.
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Governance and Nominating Committee Charter.
99.3	Form of Compensation Committee Charter.

*	To be filed by amendment.

Item 17. Undertakings.

The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on April 11, 2008.

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION

By:	/S/ MARK PIEGZA Name: Mark Piegza Title: President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark Piegza and Ron Bernard his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
* Jules Haimovitz	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	April 11, 2008
/s/ MARK J. PIEGZA Mark J. Piegza	President and Secretary	April 11, 2008
* Ronald Bernard	Chief Financial Officer (principal financial and accounting officer)	April 11, 2008
/s/ WILLIAM J. BELL William J. Bell	Director	April 11, 2008
/s/ STANLEY E. HUBBARD Stanley E. Hubbard	Director	April 11, 2008
/s/ TOM WERTHEIMER Tom Wertheimer	Director	April 10, 2008

*By Power of Attorney:
/s/ MARK J. PIEGZA (Mark J. Piegza Attorney-in-fact)	April 11, 2008

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.*
5.1	Opinion of Hughes Hubbard & Reed LLP.*
8.1	Opinion of Hughes Hubbard & Reed LLP regarding tax matters.*
10.1	Form of Letter Agreement among the Registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each holder of outstanding units.
10.2	Form of Securities Escrow Agreement between the Registrant, J.P. Morgan Chase Bank, N.A. and all holders of outstanding units.
10.3	Subscription Agreement among the Registrant and Ronald C. Bernard.
10.4	Subscription Agreement between the Registrant and Jules Haimovitz.
10.5	Subscription Agreement between the Registrant and Mark J. Piegza.
10.6	Subscription Agreement between the Registrant and Edward D. Horowitz.
10.7	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company.
10.8	Form of Private Placement Warrant Subscription Agreement between the Registrant and each Sponsor.
10.9	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*
10.10	Form of Registration Rights Agreement among the Registrant and all holders of outstanding units.
10.11	Form of Services Agreement between the Registrant and Jules Haimovitz regarding office space and administrative services.
10.12	Form of Services Agreement between the Registrant and Ronald C. Bernard regarding office space and administrative services.
10.13	Purchaser Representation Letter (John J. Sie).
10.14	Purchaser Representation Letter (Shapiro Media Ventures LLC).
10.15	Purchaser Representation Letter (Nicholas Toms).
10.16	Purchaser Representation Letter (William J. Bell).
10.17	Purchaser Representation Letter (Stanley E. Hubbard).
10.18	Purchaser Representation Letter (Tom Wertheimer).
10.19	Form of Promissory Note of the Registrant to each Sponsor.
14	Form of Code of Ethics.
23.1	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).*
23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 8.1).*
23.3	Consent of Amper, Politziner & Mattia, P.C.
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Governance and Nominating Committee Charter.
99.3	Form of Compensation Committee Charter.

*	To be filed by amendment.